EXHIBIT 4.1




==========================================================================



                   HEALTHCOR HOLDINGS, INC., as Issuer,

             THE GUARANTORS SIGNATORIES HERETO, as Guarantors,

                                    and

                 NORWEST BANK MINNESOTA, N.A., as Trustee

                           ____________________

                      AMENDED AND RESTATED INDENTURE

                        Dated as of June ___, 1999

                                $80,000,000

                           Senior Notes due 2004

==========================================================================

            Reconciliation and Tie between Trust Indenture Act of 1939 and Amended and Restated Indenture, dated as of June __, 1999

  Trust Indenture                                        Indenture
    Act Section                                           Section

 310 (a)(1). . . . . . . . . . . . . . . . . . . . . . . 7.10
     (a)(2). . . . . . . . . . . . . . . . . . . . . . . 7.10
     (a)(3). . . . . . . . . . . . . . . . . . . . . . . N.A.
     (a)(4). . . . . . . . . . . . . . . . . . . . . . . N.A.
     (a)(5). . . . . . . . . . . . . . . . . . . . . . . 7.10
     (b) . . . . . . . . . . . . . . . . . . . . . . . . 7.8; 7.10
     (b)(1). . . . . . . . . . . . . . . . . . . . . . . 7.10
     (b)(9). . . . . . . . . . . . . . . . . . . . . . . 7.10
     (c) . . . . . . . . . . . . . . . . . . . . . . . . N.A.
 311 (a) . . . . . . . . . . . . . . . . . . . . . . . . 7.11
     (b) . . . . . . . . . . . . . . . . . . . . . . . . 7.11
     (c) . . . . . . . . . . . . . . . . . . . . . . . . N.A.
 312 (a) . . . . . . . . . . . . . . . . . . . . . . . . 2.5
     (b) . . . . . . . . . . . . . . . . . . . . . . . . 12.3
     (c) . . . . . . . . . . . . . . . . . . . . . . . . 12.3
 313 (a) . . . . . . . . . . . . . . . . . . . . . . . . 7.6
     (b)(1). . . . . . . . . . . . . . . . . . . . . . . N.A.
     (b)(2). . . . . . . . . . . . . . . . . . . . . . . 7.6
     (c) . . . . . . . . . . . . . . . . . . . . . . . . 7.6; 12.2
     (d) . . . . . . . . . . . . . . . . . . . . . . . . 7.6
 314 (a) . . . . . . . . . . . . . . . . . . . . . . . . 4.2; 4.4; 12.2
     (b) . . . . . . . . . . . . . . . . . . . . . . . . 10.2
     (c)(1). . . . . . . . . . . . . . . . . . . . . . . 12.4; 12.5
     (c)(2). . . . . . . . . . . . . . . . . . . . . . . 12.4; 12.5
     (c)(3). . . . . . . . . . . . . . . . . . . . . . . 12.4; 12.5
     (d) . . . . . . . . . . . . . . . . . . . . . . . . 10.3; 10.4
     (e) . . . . . . . . . . . . . . . . . . . . . . . . 12.5
     (f) . . . . . . . . . . . . . . . . . . . . . . . . N.A.
 315 (a) . . . . . . . . . . . . . . . . . . . . . . . . 7.1; 7.2
     (b) . . . . . . . . . . . . . . . . . . . . . . . . 7.5; 12.2
     (c) . . . . . . . . . . . . . . . . . . . . . . . . 7.1
     (d) . . . . . . . . . . . . . . . . . . . . . . . . 6.5; 7.1; 7.2
     (e) . . . . . . . . . . . . . . . . . . . . . . . . 6.11
 316 (a) (last sentence) . . . . . . . . . . . . . . . . 12.6
     (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . 6.5
     (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . 6.4
     (a)(2). . . . . . . . . . . . . . . . . . . . . . . 8.2
     (b) . . . . . . . . . . . . . . . . . . . . . . . . 6.7
     (c) . . . . . . . . . . . . . . . . . . . . . . . . 8.4
 317 (a)(1). . . . . . . . . . . . . . . . . . . . . . . 6.8
     (a)(2). . . . . . . . . . . . . . . . . . . . . . . 6.9
     (b) . . . . . . . . . . . . . . . . . . . . . . . . 7.12
 318 (a) . . . . . . . . . . . . . . . . . . . . . . . . 12.1
"N.A." means Not Applicable.

* Note:   This reconciliation and tie shall not, for any purpose, be deemed to be part of this Indenture.

                             TABLE OF CONTENTS

                                                                       Page

                                 ARTICLE 1

                DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1    Definitions. . . . . . . . . . . . . . . . . . . . . . .  1
Section 1.2    Other Definitions. . . . . . . . . . . . . . . . . . . . 17
Section 1.3    Incorporation by Reference of Trust Indenture Act. . . . 17
Section 1.4    Rules of Construction. . . . . . . . . . . . . . . . . . 18

                                 ARTICLE 2

                                 THE NOTES

Section 2.1    Dating; Incorporation of Form in Indenture . . . . . . . 18
Section 2.2    Execution and Authentication . . . . . . . . . . . . . . 19
Section 2.3    Registrar and Paying Agent . . . . . . . . . . . . . . . 20
Section 2.4    Paying Agent to Hold Money in Trust. . . . . . . . . . . 20
Section 2.5    Noteholder Lists . . . . . . . . . . . . . . . . . . . . 21
Section 2.6    Transfer and Exchange. . . . . . . . . . . . . . . . . . 21
Section 2.7    Replacement Notes. . . . . . . . . . . . . . . . . . . . 24
Section 2.8    Outstanding Notes. . . . . . . . . . . . . . . . . . . . 25
Section 2.9    Temporary Notes. . . . . . . . . . . . . . . . . . . . . 25
Section 2.10   Cancellation . . . . . . . . . . . . . . . . . . . . . . 25
Section 2.11   Defaulted Interest . . . . . . . . . . . . . . . . . . . 25
Section 2.12   Deposit of Moneys. . . . . . . . . . . . . . . . . . . . 26
Section 2.13   CUSIP Number . . . . . . . . . . . . . . . . . . . . . . 26
Section 2.14   Wire Payments to Holders . . . . . . . . . . . . . . . . 26

                                 ARTICLE 3

                                REDEMPTION

Section 3.1    Optional Redemption. . . . . . . . . . . . . . . . . . . 27
Section 3.2    Notices to Trustee Upon Optional Redemption. . . . . . . 27
Section 3.3    Notice of Redemption . . . . . . . . . . . . . . . . . . 27
Section 3.4    Effect of Notice of Redemption or Sale . . . . . . . . . 28
Section 3.5    Deposit of Redemption Price. . . . . . . . . . . . . . . 28

                                 ARTICLE 4

                                 COVENANTS

Section 4.1    Payment of Indebtedness . . . . . . . . . . . . . . . . 28
Section 4.2    Reports . . . . . . . . . . . . . . . . . . . . . . . . 28
Section 4.3    Waiver of Stay, Extension or Usury Laws . . . . . . . . 29
Section 4.4    Compliance Certificate. . . . . . . . . . . . . . . . . 29
Section 4.5    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . 30
Section 4.6    Limitations on Additional Indebtedness. . . . . . . . . 30
Section 4.7    Limitations on Acquisitions . . . . . . . . . . . . . . 31
Section 4.8    Limitations on Restricted Payments. . . . . . . . . . . 31
Section 4.9    Minimum Consolidated EBITDA; Minimum Debt-to-EBITDA
               Ratio . . . . . . . . . . . . . . . . . . . . . . . . . 32
Section 4.10   Limitation on Capital Expenditures. . . . . . . . . . . 33
Section 4.11   Limitations on Capital Lease Obligations. . . . . . . . 33
Section 4.12   Limitation on Transactions with Affiliates. . . . . . . 33
Section 4.13   Limitations on Liens. . . . . . . . . . . . . . . . . . 34
Section 4.14   Limitations on Guarantees; Additional Guarantees. . . . 34
Section 4.15   Limitation on Dividend and Other Payment Restrictions
               Affecting Subsidiaries. . . . . . . . . . . . . . . . . 35
Section 4.16   Restriction on Sale and Issuance of Subsidiary
               Interests . . . . . . . . . . . . . . . . . . . . . . . 36
Section 4.17   Limitation on Sale and Lease-Back Transactions. . . . . 36
Section 4.18   Line of Business; Cost Based Business Limitation. . . . 36
Section 4.19   Limitation on Status as Investment Company. . . . . . . 36
Section 4.20   Payments for Consent. . . . . . . . . . . . . . . . . . 36
Section 4.21   Corporate Existence . . . . . . . . . . . . . . . . . . 37
Section 4.22   Limitation on Certain Asset Sales . . . . . . . . . . . 37
Section 4.23   Change of Control . . . . . . . . . . . . . . . . . . . 38
Section 4.24   Maintenance of Office or Agency . . . . . . . . . . . . 40
Section 4.25   Maintenance of Properties and Insurance; Books and
               Records; Compliance with Laws . . . . . . . . . . . . . 40
Section 4.26   Maintenance of Government Licenses. . . . . . . . . . . 41
Section 4.27   Further Assurance to the Trustee. . . . . . . . . . . . 41
Section 4.28   Environmental Compliance. . . . . . . . . . . . . . . . 41
Section 4.29   ERISA Requirement . . . . . . . . . . . . . . . . . . . 41

                                 ARTICLE 5

                           SUCCESSOR CORPORATION

Section 5.1    Merger, Consolidation or Sale of Assets . . . . . . . . 42
Section 5.2    Successor Person Substituted. . . . . . . . . . . . . . 43

                                 ARTICLE 6

                           DEFAULTS AND REMEDIES

Section 6.1    Events of Default . . . . . . . . . . . . . . . . . . . 43
Section 6.2    Acceleration. . . . . . . . . . . . . . . . . . . . . . 45
Section 6.3    Other Remedies. . . . . . . . . . . . . . . . . . . . . 46
Section 6.4    Waiver of Past Defaults and Events of Default . . . . . 46
Section 6.5    Control by Majority . . . . . . . . . . . . . . . . . . 46
Section 6.6    Limitation on Suits . . . . . . . . . . . . . . . . . . 46
Section 6.7    Rights of Holders to Receive Payment. . . . . . . . . . 47
Section 6.8    Collection Suit by Trustee. . . . . . . . . . . . . . . 47
Section 6.9    Trustee May File Proofs of Claim. . . . . . . . . . . . 47
Section 6.10   Priorities. . . . . . . . . . . . . . . . . . . . . . . 48
Section 6.11   Undertaking for Costs . . . . . . . . . . . . . . . . . 48
Section 6.12   Restoration of Rights and Remedies. . . . . . . . . . . 48

                                 ARTICLE 7

                                  TRUSTEE

Section 7.1    Duties of Trustee . . . . . . . . . . . . . . . . . . . 49
Section 7.2    Rights of Trustee . . . . . . . . . . . . . . . . . . . 50
Section 7.3    Individual Rights of Trustee. . . . . . . . . . . . . . 51
Section 7.4    Trustee's Disclaimer. . . . . . . . . . . . . . . . . . 51
Section 7.5    Notice of Defaults. . . . . . . . . . . . . . . . . . . 51
Section 7.6    Reports by Trustee to Holders . . . . . . . . . . . . . 51
Section 7.7    Compensation and Indemnity. . . . . . . . . . . . . . . 52
Section 7.8    Replacement of Trustee. . . . . . . . . . . . . . . . . 53
Section 7.9    Successor Trustee by Consolidation, Merger or
               Conversion. . . . . . . . . . . . . . . . . . . . . . . 54
Section 7.10   Eligibility; Disqualification . . . . . . . . . . . . . 54
Section 7.11   Preferential Collection of Claims Against Company . . . 54
Section 7.12   Paying Agents . . . . . . . . . . . . . . . . . . . . . 54

                                 ARTICLE 8

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.1    Without Consent of Holders. . . . . . . . . . . . . . . 55
Section 8.2    With Consent of Holders . . . . . . . . . . . . . . . . 55
Section 8.3    Compliance with Trust Indenture Act . . . . . . . . . . 57
Section 8.4    Revocation and Effect of Consents . . . . . . . . . . . 57
Section 8.5    Notation on or Exchange of Notes. . . . . . . . . . . . 57
Section 8.6    Trustee to Sign Amendments, Etc.  . . . . . . . . . . . 57

                                 ARTICLE 9

                    DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.1    Discharge of Indenture. . . . . . . . . . . . . . . . . 58
Section 9.2    Legal Defeasance. . . . . . . . . . . . . . . . . . . . 58
Section 9.3    Covenant Defeasance . . . . . . . . . . . . . . . . . . 59
Section 9.4    Conditions to Legal Defeasance or Covenant Defeasance . 59
Section 9.5    Deposited Money and U.S. Government Obligations to Be
               Held in Trust; Other Miscellaneous Provisions . . . . . 61
Section 9.6    Reinstatement . . . . . . . . . . . . . . . . . . . . . 61
Section 9.7    Moneys Held by Paying Agent . . . . . . . . . . . . . . 62
Section 9.8    Moneys Held by Trustee. . . . . . . . . . . . . . . . . 62

                                ARTICLE 10

                                COLLATERAL

Section 10.1   Pledge of Collateral. . . . . . . . . . . . . . . . . . 63
Section 10.2   Recording; Priority; Opinions, Etc. . . . . . . . . . . 63
Section 10.3   Release of Collateral . . . . . . . . . . . . . . . . . 64
Section 10.4   Trust Indenture Act Requirements. . . . . . . . . . . . 65
Section 10.5   Suits To Protect Collateral . . . . . . . . . . . . . . 66
Section 10.6   Purchaser Protected . . . . . . . . . . . . . . . . . . 66
Section 10.7   Powers Exercisable by Receiver or Trustee . . . . . . . 66
Section 10.8   Release upon Termination of the Company's Obligations . 66

                                ARTICLE 11

                            GUARANTEE OF NOTES

Section 11.1   Guarantee . . . . . . . . . . . . . . . . . . . . . . . 67
Section 11.2   Execution and Delivery of Guarantees. . . . . . . . . . 68
Section 11.3   Limitation of Guarantee . . . . . . . . . . . . . . . . 68
Section 11.4   Release of Guarantor. . . . . . . . . . . . . . . . . . 69
Section 11.5   Additional Guarantors . . . . . . . . . . . . . . . . . 69

                                ARTICLE 12

                               MISCELLANEOUS

Section 12.1   Supplemental Indenture. . . . . . . . . . . . . . . . . 70
Section 12.2   Trust Indenture Act Controls. . . . . . . . . . . . . . 70
Section 12.3   Notices . . . . . . . . . . . . . . . . . . . . . . . . 70
Section 12.4   Communications by Holders with Other Holders. . . . . . 71
Section 12.5   Certificate and Opinion as to Conditions Precedent. . . 71
Section 12.6   Statements Required in Certificate and Opinion. . . . . 72
Section 12.7   When Treasury Notes Disregarded . . . . . . . . . . . . 72
Section 12.8   Rules by Trustee and Agents . . . . . . . . . . . . . . 72
Section 12.9   Governing Law . . . . . . . . . . . . . . . . . . . . . 73
Section 12.10  No Adverse Interpretation of Other Agreements . . . . . 73
Section 12.11  No Recourse Against Others. . . . . . . . . . . . . . . 73
Section 12.12  Successors. . . . . . . . . . . . . . . . . . . . . . . 73
Section 12.13  Multiple Counterparts . . . . . . . . . . . . . . . . . 73
Section 12.14  Table of Contents, Headings, Etc. . . . . . . . . . . . 73
Section 12.15  Separability. . . . . . . . . . . . . . . . . . . . . . 73

     AMENDED AND RESTATED INDENTURE, dated as of __________, 1999, among HEALTHCOR HOLDINGS, INC., a Delaware corporation, as issuer (the
"Company"), the Guarantors signatory hereto from time to time (the "Guarantors") and Norwest Bank Minnesota, N.A., as trustee (the "Trustee").

     The Company and the Guarantors issued the Securities pursuant to that certain Indenture, dated as of December 1, 1997, among the Company, the Guarantors parties thereto and the Trustee (as amended, supplemented and modified by that certain First Supplemental Indenture, dated as of December 2, 1997, and that certain Second Supplemental Indenture, dated as of December 3, 1997, the "Existing Indenture").

     The Company, the Guarantors and certain holders of the Securities desire to amend the Existing Indenture.

     Each party agrees for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Senior Notes due May 15, 2004 of the Company, unconditionally guaranteed by the Guarantors (the "Notes"), to amend and restate the Existing Indenture as follows:

                                 ARTICLE 1

                DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.1 Definitions.

          "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or assumed in connection with an Acquisition from such Person.

          "Acquisition" means (i) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, (ii) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or (iii) the acquisition by the Company or any Subsidiary of the Company of any division or line of business of any Person (other than a Subsidiary of the Company).

          "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of the amount by which (i) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Indebtedness)), but excluding liabilities under the Guarantee of such Guarantor at such date and (ii) the present fair salable value of the assets of such Guarantor exceeds the total amount of its debts (after giving effect to all other fixed and contingent liabilities (including, without limitation, any guarantees of Indebtedness) and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

          "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

"Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

          "Applicable Procedures" means with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

          "Asset Sale" means the direct or indirect sale, transfer, issuance, conveyance, lease (other than operating leases entered into in the ordinary course of business pursuant to ordinary business terms), assignment or other disposition (including, without limitation, by eminent domain, condemnation or similar governmental proceeding), and any merger or consolidation of any Subsidiary of the Company with or into another Person (other than the Company or any Wholly-Owned Subsidiary of the Company) whereby such Subsidiary shall cease to be a Wholly-Owned Subsidiary (each, a "disposition" or "issuance") involving in any consecutive twelve-month period property or assets with a fair market value in excess of $500,000 of: (i) any Equity Interest in any Subsidiary; (ii) real property owned by the Company or any Subsidiary thereof, or a division, line of business or comparable business segment of the Company or any Subsidiary thereof; or
(iii) other property, assets or rights (including, without limitation leasehold rights) of the Company or any Subsidiary thereof, provided, however, that, Asset Sales shall not include (A) dispositions or issuances to the Company or to a Subsidiary thereof or to any other Person if after giving effect to such disposition or issuance such other Person becomes a Wholly-Owned Subsidiary of the Company, (B) dispositions of inventory in the ordinary course of business, (C) a disposition that is a Restricted Payment not prohibited by Section 4.8, (D) the grant in the ordinary course of business of any license, (E) the disposition of any Temporary Cash Investment, (F) the grant of any Lien securing Permitted Indebtedness, and
(G) a disposition in connection with a Change of Control that complies with
Section 4.23. Notwithstanding any provision of this Indenture to the contrary, the expiration or non-renewal of any lease of property at the normal expiration date thereof shall not constitute an Asset Sale.

          "Asset Sale Proceeds" means (i) the aggregate cash consideration received by the Company or a Subsidiary in connection with an Asset Sale under this Indenture less (ii) (A) any portion of such consideration required to be paid to HCFP Funding, Inc. pursuant to the HCFP Loan Documents, to the lenders under the Convertible Loan Documents, to the lenders under the Working Capital Facility or to any obligee under any Capital Lease Obligation permitted by this Indenture, (B) the expenses (including out-of-pocket expenses) incurred by the Company or such Subsidiary in connection with such transaction (including reasonable brokerage commissions and fees), (C) the amount of any federal and state taxes incurred in connection with such transaction, and (D) reserves required to be maintained in accordance with GAAP against foreseeable sale-related liabilities, in each case as certified by an Officer to the Trustee at the time of such transaction.

          "Attributable Indebtedness" when used with respect to any Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at a rate equivalent to the interest rate implicit in the lease, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments (after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, utilities and other similar expenses payable by the lessee pursuant to the terms of the lease) during the remaining term of the lease included in any such Sale and Lease-Back Transaction or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors as in effect from time to time.

          "Board of Directors" means, as to any Person, the board of directors or any duly authorized committee thereof of such Person or, if such Person is a partnership (or other non-corporate Person), of the managing general partner or partners (or Persons serving an analogous function) of such Person.

          "Board Resolution" means, as to any Person, a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of such Person, and to be in full force and effect, and, if required hereunder, delivered to the Trustee.

"Business Day" means any day that is not a Legal Holiday

"Capital Lease Obligations" means Indebtedness represented by Obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such Obligations determined in accordance with GAAP.

          "Cedel" means Cedel Bank, societe anonyme.

          "Certificated Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

          "Change of Control" means the occurrence of any of the following:
(i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the Common Equity Interest of the Company (measured by voting power rather than number of shares or equivalent units); or (iv) the first day on which less than a majority of the members of the Board of Directors of the Company are Continuing Directors.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collateral" means, collectively, all of the property and assets that are from time to time subject to Liens for the benefit of the Trustee and the Holders pursuant to any Security Document or this Indenture.

          "Common Equity Interest" of any Person means all Equity Interests of such Person that are generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

          "Company Request" means any written request signed in the name of the Company by any two of the following: the Chief Executive Officer; the President; any Vice President; the Chief Financial Officer; the Treasurer; or the Secretary or any Assistant Secretary (but not both the Secretary and any Assistant Secretary) of the Company.

          "Consolidated EBITDA" means for any period, the sum for such period of (i) Consolidated Net Income, (ii) to the extent deducted in calculating Consolidated Net Income, the sum of provisions for such period for income taxes, interest expense, and depreciation and amortization expense and, (iii) to the extent deducted in calculating Consolidated Net Income, the amount of any aggregate net loss (or minus the amount of any gain) during such period arising from the sale, exchange or other disposition of capital assets other than in the ordinary course of business.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly-Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) any non-cash compensation expense in connection with the issuance of employee stock options shall be excluded.

          "Consolidated Net Revenue" for any period means the net revenue of the Company and its Subsidiaries on a consolidated basis for such period, determined in accordance with GAAP, consistent with past practice and in accordance with the reserve policy established by the Company as of December 31, 1998.

          "Contractual Obligation" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Restatement Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

          "Convertible Loan Agreement" means the loan agreement, dated as of December 23, 1998, by and among the Company, the lenders from time to time party to the Convertible Loan Agreement and Credit Suisse First Boston Management Corporation, as agent for the lenders under the Convertible Loan Agreement, as amended, supplemented or otherwise modified prior to the Restatement Date and from time to time thereafter in accordance with its terms.

          "Convertible Loan Documents" means, collectively, (i) the Convertible Loan Agreement and (ii) the Loan Documents (as defined in the Convertible Loan Agreement), in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

          "Cost Based Business" means the provision of skilled intermittent home-health services under the Medicare home health benefit that is reimbursed on a cost methodology basis.

          "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

          "Disqualified Equity Interests" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days following the Maturity Date, for cash or securities constituting Indebtedness; provided, however, that Preferred Equity Interests of the Company or any Subsidiary thereof that are issued with the benefit of customary provisions requiring a Change of Control Offer or Asset Sale Proceeds offer to be made for such Preferred Equity Interests in the event of a change of control or sale of assets of the Company or such Subsidiary shall not be deemed to be Disqualified Equity Interests solely by virtue of such provisions.

          "Equity Interest" means any and all shares of Equity Interest of the Company (however designated and whether voting or nonvoting) from time to time outstanding other than shares of the Company's Common Stock outstanding on the Restatement Date or issued thereafter upon exercise of an Equity Interest Right outstanding or granted on or prior to the Restatement Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Indenture" has the meaning ascribed to such term in the second paragraph of this Indenture.

          "fair market value" or "fair value" means, with respect to any assets or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a fully informed, willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, all as reasonably determined by a majority of the Board of Directors acting in good faith, such determination to be evidenced by a Board Resolution delivered to the Trustee. No such determination need be supported by an appraisal or expert opinion.

          "Fiscal Quarter" means each three month period ending on March 31, June 30, September 30, and December 31 of each year.

          "GAAP" means generally accepted accounting principles applied as in effect in the United States on the Issue Date.

          "Global Note" means a Note evidencing all or a part of the Notes to be issued as book-entry Notes, issued to the Depositary in accordance with Section 2.1 and bearing the legend or legends prescribed in Exhibit A to this Indenture.

          "Global Note Legend" means the legend or legends prescribed in Exhibit B hereto, which are required to be placed on all Global Notes issued under this Indenture.

          "Guarantee" means, as the context may require, individually, a guarantee, or collectively, any and all guarantees, of the Obligations of the Company with respect to the Notes by each Guarantor pursuant to the terms of Article 11 hereof.

          "Guarantor" means the parties named as such in the first paragraph of this Indenture and any other Person, in each case so long as such Person guarantees the Obligations of the Company with respect to the Notes pursuant to the terms of Article 11 hereof.

          "HCFP Loan Agreement" means the Loan and Security Agreement, dated as of May 19, 1998, among Healthcor, Inc., the Company, Healthcor Oxygen & Medical Equipment, Inc., Healthcor Pharmacy, Inc., PHHN, Inc., Healthcor Rehabilitation Services, Inc., HC Personnel Resources, Inc. and Carenetwork, Inc., as amended, supplemented or otherwise modified prior to the Restatement Date and from time to time thereafter in accordance with its terms.

          "HCFP Loan Documents" means, collectively, (i) HCFP Loan Agreement and (ii) the other Loan Documents (as defined in the HCFP Loan Agreement), in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

          "Hedging Obligations" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates, currency exchange rates or commodity prices.

          "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

          "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable, directly or indirectly, contingently or otherwise, in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such person (and "incurrence," "incurred, "incurable," and "incurring" shall have meanings correlative to the foregoing), provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness and provided, further, that accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness. Any Indebtedness or Equity Interests of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Person at the time it becomes a Subsidiary. Indebtedness consisting of reimbursement obligations in respect of a letter of credit will be deemed to be incurred when the letter of credit is issued or renewed.

          "Indebtedness" means (without duplication), with respect to any Person, any Indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other liabilities arising in the ordinary course of business) and shall also include, to the extent not otherwise included: (i) any Capital Lease Obligations; (ii) Obligations of Persons other than such Person secured by a Lien to which the property or assets owned or held by such Person are subject, whether or not the Obligation or Obligations secured thereby shall have been incurred or assumed by such Person; (iii) all Indebtedness of others of the types described in the other clauses of this definition (including all dividends of other Persons) the payment of which is guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds (whether or not such items would appear upon the balance sheet of the guarantor); (iv) all Obligations for the reimbursement of any Obligation or on any letter of credit, banker's acceptance or similar credit transaction;
(v) Disqualified Equity Interests; (vi) Hedging Obligations of any such Person; and (vii) Attributable Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and, with respect to contingent Obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided, however, that: (i) the amount outstanding at any time of any Indebtedness issued with original issue discount, including the Notes, if applicable, is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, and (ii) Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

          "Indenture" means this Amended and Restated Indenture as amended, restated or supplemented from time to time. For purposes of determining the rights, powers, privileges and obligations of the Trustee under and in connection with the Security Documents, the term "this Indenture" shall be deemed to include the Security Documents where appropriate in the context.

          "Independent Financial Advisor" means an accounting, appraisal, investment banking or consulting firm of nationally recognized standing that is, in the good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged.

          "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

          "Intercompany Transaction" means any transaction solely between or among the Company and its Subsidiaries or between or among Subsidiaries.

          "Interest" when used with respect to any Note, means the amount of all interest accruing on such Note, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.1 (8) and (9), or which would have accrued but for any such event.

          "Interest Payment Date" means the stated maturity of an installment of Interest on the Notes.

          "Investment" means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business (including accounts receivable arising in the ordinary course of business and acquired as a part of the assets acquired by the Company or a Subsidiary in connection with an acquisition of assets which is otherwise permitted by the terms of this Indenture)), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or stock or other evidence of beneficial ownership of, any Person, the guarantee or assumption of the Indebtedness of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration with a fair market value at least equal to the principal amount of the Indebtedness assumed), the making of any investment in any Person and all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices, (ii) endorsements of negotiable instruments for collection or deposit in the ordinary course of business, (iii) commission, travel, payroll and similar advances to directors, officers and employees made in the ordinary course of business and (iv) workers' compensation, utility, lease and similar deposits and prepaid expenses in the ordinary course of business.

          "Issue Date" means December 1, 1997.

          "Legal Holiday" means, with respect to a particular place of payment, a Saturday, a Sunday, a federally-recognized Holiday or a day on which banking institutions are not required to be open in the State of New York or at such place of payment. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "Lien" means with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capital Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

          "Maturity Date" means December 1, 2004.

          "Net Income" means with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP and before any reduction in respect of dividends on Preferred Equity Interests, excluding, however: (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Subsidiaries; and (ii) any extraordinary or nonrecurring gain (or loss incurred prior to the Issue Date, but not loss incurred after the Issue Date), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "Non-Recourse Debt" means Indebtedness: (i) as to which neither the Company nor any of its Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (B) is directly or indirectly liable (as a guarantor or otherwise) or (C) constitutes the lender; (ii) no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any Holder of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Subsidiaries.

          "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Notes" means the Senior Notes Due December 1, 2004 issued pursuant to this Indenture.

          "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, with respect to any Person, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Person, the Controller, the Secretary or any other officer designated by the Board of Directors of such Person, as the case may be (or, in the case of a Person that is a partnership (or other non-corporate Person), of a general partner (or analogous individuals) of such Person in such capacity).

          "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer or assistant Treasurer of such Person (or, in the case of a Person that is a partnership (or other non-corporate Person), of a general partner (or analogous individuals) of such Person in such capacity) that shall comply with applicable provisions of this Indenture.

          "Opinion of Counsel" means a written opinion from legal counsel which counsel is reasonably acceptable to the Trustee.

          "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

          "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Permitted Indebtedness" means:

          (i)  Indebtedness under the Securities and Refinancing
Indebtedness incurred in respect thereof;

          (ii) Indebtedness of the Company to any Guarantor and of any Guarantor to the Company or any other Guarantor;

          (iii) Indebtedness outstanding pursuant to the HCFP Loan Documents, the Convertible Loan Documents and the Working Capital Facility; provided that the aggregate Indebtedness outstanding pursuant to the HCFP Loan Documents, the Convertible Loan Documents and the Working Capital Facility from time to time outstanding shall not at any time exceed $20,000,000;

          (iv) Capital Lease Obligations incurred after the Restatement Date in compliance with Section 4.11 hereof and Refinancing Indebtedness incurred in respect thereof; and

          (v) Indebtedness constituting obligations for the reimbursement of any obligation or on any letter of credit, banker's acceptance or similar credit transaction, in each case issued in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit.

          "Permitted Investments" means, for any Person, Investments made on or after the Issue Date consisting of:

          (i)  Temporary Cash Investments;

          (ii) Investments in the Company or a Wholly-Owned Subsidiary of the Company;

          (iii) Investments in any Person, if (1) as a result of such Investment (a) such Person or a Subsidiary of such Person becomes a Wholly-Owned Subsidiary of the Company or (b) such Person or a Subsidiary of such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Subsidiary thereof, and (2) after giving effect to such Investment the Company is in compliance with Section 4.18;

          (iv) Investments represented by accounts receivable created or acquired in the ordinary course of business;

          (v) Investment that are made by the Company or a Subsidiary thereof in the form of any Equity Interests, Indebtedness or other assets received as partial consideration for the consummation of a transaction that is otherwise permitted under the covenant described under Section 4.23;

          (vi) Investments in the Notes otherwise permitted under this Indenture;

          (vii) Investments existing on the Restatement Date;

          (viii) any Investment acquired solely in exchange for or by conversion of Equity Interests (other than Disqualified Equity Interests) of the Company;

          (ix) stocks, obligations or other securities received in settlement of debts (including, without limitation, under any bankruptcy or other similar proceeding) owing to the Company or any of its Subsidiaries as a result of foreclosure, perfection, enforcement or settlement of any Indebtedness or Liens in favor of the Company or a Subsidiary; and

          (x)  guarantees not prohibited by Section 4.6.

          "Permitted Liens" means, without duplication:

          (i) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

          (ii) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (iii)pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary;

          (vi) Liens securing Indebtedness of the Company and its Subsidiaries permitted by clause (iv) of the definition of Permitted Indebtedness incurred to finance or refinance the acquisition of fixed or capital assets, provided that (A) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, and any replacements, additions, accessions and improvements thereto, in each case in the ordinary course of business, and proceeds of any of the foregoing, (C) the amount of Indebtedness secured thereby is not increased and (D) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property at the time it was acquired;

          (vii)  Liens created pursuant to the HCFP Loan Documents;

          (viii) Liens created pursuant to the Convertible Loan Documents;

          (ix) Liens arising under this Indenture in favor of the Trustee for its own benefit or for the benefit of Holders;

          (x) setoff, chargeback and other rights of depository and collecting banks and other regulated financial institutions with respect to money or instruments of the Company or its Subsidiaries on deposit with or in the possession of such institutions;

          (xi) judgment or attachment Liens not giving rise to an Event of Default; and

          (xii)Liens securing the Working Capital Facility.

          "Person" means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

          "Plan of Liquidation" means, with respect to any Person, a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety, and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Equity Interest of such Person.

          "Pledge Agreement" means the Pledge Agreement, dated as of the Restatement Date, by the Company in favor of the Trustee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

          "Preferred Equity Interest" means any Equity Interest of a Person, however designated, which entitles the Holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of any other Equity Interest issued by such Person.

          "Property" or "property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

          "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

          "Refinancing Indebtedness" means Indebtedness that refunds, refinances, renews or replaces ("refinances") any Indebtedness of the Company or its Subsidiaries outstanding on the Restatement Date or other Indebtedness permitted to be incurred by the Company or its Subsidiaries pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that: (i) the Refinancing Indebtedness is subordinated to the Notes or the Guarantees, as applicable, to at least the same extent as the Indebtedness being refinanced, if at all; (ii) the Refinancing Indebtedness is scheduled to mature either (A) no earlier than the Indebtedness being refinanced, or (B) after the Maturity Date of the Notes; (iii) except where such Refinancing Indebtedness is Attributable Indebtedness, has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; (iv) except where such Refinancing Indebtedness is Attributable Indebtedness, such Refinancing Indebtedness is in an aggregate principal amount that is less than or equal to the aggregate principal or accreted amount (in the case of any Indebtedness issued with original issue discount, as such) then outstanding under the Indebtedness being refinanced plus the amount of all fees and expenses (including premiums and penalties) associated with such refinancing); and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refinanced, except that the Company or a Guarantor may incur Refinancing Indebtedness to refinance Indebtedness of the Company or any Wholly-Owned Subsidiary of the Company.

          "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Restatement Date" means the date of this Amended and Restated Indenture as set forth in the preamble paragraph above.

          "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Equity Interests of the Company or any Subsidiary thereof (including, without limitation, any payment in connection with any merger or consolidation including the Company) or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Subsidiary or Affiliate thereof (other than (A) dividends or distributions payable solely in Equity Interests of the Company (other than Disqualified Equity Interests) or in options, warrants or other rights to purchase Equity Interests of the Company (other than Disqualified Equity Interests), or (B) dividends or distributions payable to the Company or to a Wholly-Owned Subsidiary of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary or Affiliate thereof (other than Equity Interests owned by the Company or a Wholly-Owned Subsidiary, excluding Disqualified Equity Interests); (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Indebtedness (except, if no Default or Event of Default is continuing or would result therefrom, any such payment, purchase, defeasance, repurchase, redemption or other acquisition or retirement for value made out of Excess Proceeds available for general corporate purposes if such payment or other action is required by this Indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued); or (iv) the making of any Investment other than a Permitted Investment. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

          "SEC" means the U.S. Securities and Exchange Commission.

          "Securities" means, collectively, the Notes and the Guarantee.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Security Agreement" means the Security Agreement, dated as of the Restatement Date, by and among the Company, the Guarantors and certain of the Company's Subsidiaries in favor of the Trustee, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

          "Security Documents" means the Pledge Agreement and the Security Agreement evidencing the Lien on the Collateral in favor of the Trustee, in each case as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

          "Senior Indebtedness" means the Indebtedness under the HCFP Loan Documents, the Convertible Loan Documents and the Working Capital Facility and any Refinancing Indebtedness in respect of any of the foregoing.

          "Significant Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X promulgated by the SEC.

          "Subordinated Indebtedness" means Indebtedness of the Company or any Guarantor which is subordinated or junior in right of payment to the Notes or a Guarantee, as the case may be, pursuant to the terms of such Indebtedness or a written agreement.

          "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

          "Temporary Cash Investments" means: (i) United States dollars;
(ii) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided the full faith and credit of the United States government is behind such obligation) having maturities of not more than 12 months from the date of acquisition; (iii) certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, demand deposits, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank that is a member of the Federal Reserve System and having capital and surplus in excess of $500,000,000, or whose short-term debt has the highest rating obtainable from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P"), (iv) any money market deposit account issued or offered by a domestic commercial bank that is a member of the Federal Reserve System and having capital and surplus in excess of $500,000,000, or whose short-term debt has the highest rating obtainable from Moody's or S&P; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (vi) commercial paper having the highest rating obtainable from Moody's or S&P, and in each case maturing within 270 days after the date of acquisition; and (vii) investments in money market funds having assets in excess of $500,000,000, substantially all of which consist of investments of the types described in
(i) through (vi) above.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb) as in effect on the Issue Date (except as provided in Section
8.3 hereof).

          "Trust Officer" when used with respect to the Trustee, means any officer or assistant officer of the Trustee assigned to the Corporate Trust Administration department or similar department performing corporate trust work of the Trustee or any successor to such department or, in the case of a successor Trustee, any officer of such successor Trustee performing corporate trust functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

          "U.S. Government Obligations" means: (i) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged; or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the Holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the Holder of such depository receipt.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date the number of years obtained by dividing (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly-Owned Subsidiary" means any Subsidiary, all of the outstanding Equity Interests (except directors' qualifying shares or shares required to be held by foreign nationals, in each case to the extent mandated by applicable law) of which are owned, directly or indirectly, by the Company.

          "Working Capital Facility" means one or more working capital facilities having a maximum aggregate principal amount of no more than the difference between $20,000,000 and the sum of the outstanding Indebtedness under the HCFP Loan Documents and Convertible Loan Documents if any, including any related notes, guarantees (by Subsidiaries of the Company or otherwise), collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions), with the same or other agents and lenders, in whole or in part, from time to time and any agreement (and related documents) governing Indebtedness incurred to refinance or refund (in whole or in part) borrowings and commitments then outstanding or permitted to be outstanding under such credit facilities or a successor Working Capital Facility, whether by the same or other agent lender or group of lenders.

     Section 1.2 Other Definitions.

     The definitions of the following terms may be found in the sections indicated as follows:

     Term                                         Defined in Section

     "Affiliate Transaction" . . . . . . . . . . . . . .  4.12
     "Agent Members" . . . . . . . . . . . . . . . . . .  2.1
     "Covenant Defeasance" . . . . . . . . . . . . . . .  9.3
     "DTC" . . . . . . . . . . . . . . . . . . . . . . .  2.3
     "Event of Default". . . . . . . . . . . . . . . . .  6.1
     "Excess Proceeds" . . . . . . . . . . . . . . . . .  4.23
     "Excess Proceeds Offer" . . . . . . . . . . . . . .  4.23
     "Legal Defeasance". . . . . . . . . . . . . . . . .  9.2
     "Noteholder" ("Holder") . . . . . . . . . . . . . .  1.1
     "Paying Agent". . . . . . . . . . . . . . . . . . .  2.3
     "Registrar" . . . . . . . . . . . . . . . . . . . .  2.3

     Section 1.3 Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "indenture securities" means the Notes.

     "indenture securityholder" means a Noteholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor on this Indenture securities" means the Company, the Guarantors or any other obligor on the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

     Section 1.4 Rules of Construction.

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3)  "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;

     (5) words used herein implying any gender shall apply to every gender; and

     (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or Subdivision, unless expressly stated otherwise.

                                 ARTICLE 2

                                 THE NOTES

     Section 2.1 Dating; Incorporation of Form in Indenture.

     The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form of Exhibit A hereto. The Notes may have such notations, legends or endorsements as are required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend and the "Schedule of Exchanges in the Global Note" attached thereto). Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or, at the direction of the Trustee, by the Note Custodian, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

     The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Global Notes that are held by the Members of, or participants in, the Depositary ("Agent Members") through Euroclear or Cedel Bank.

     Section 2.2 Execution and Authentication.

     The Notes shall be executed on behalf of the Company by two Officers of the Company or an Officer and an Assistant Secretary of the Company. Such signatures may be either manual or facsimile.

     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at anytime thereafter, the Note shall be valid nevertheless.

     A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee or an authenticating agent shall authenticate Notes for original issue in the aggregate principal amount of $80,000,000 upon a Company Request. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same right as the Trustee in dealing with the Company or an Affiliate. Notwithstanding the foregoing, only the Trustee may authenticate any replacement Note authenticated pursuant to Section 2.7.

     Section 2.3 Registrar and Paying Agent.

     The Company shall appoint a registrar, which shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), and a paying agent, which shall maintain an office or agency where Notes may be presented for payment ("Paying Agent"), and shall maintain an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served, each located in New York, New York. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. Neither the Company nor any Affiliate may act as Paying Agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder.

     The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation pursuant to Section 7.7. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

     The Company initially appoints the Depositary Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

     Section 2.4 Paying Agent to Hold Money in Trust.

     On or before each due date of the principal of and Interest on any Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest so becoming due. Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or Interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.1(1) or (2), upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent together with a complete accounting of such sums. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     Section 2.5 Noteholder Lists

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee in writing on or before the fifth Business Day before each Interest Payment Date, as of the relevant record date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders, including the aggregate principal amount of Notes held by each such Noteholder.

     Section 2.6 Transfer and Exchange

          (a) Transfers Subject to Indenture. Holders of the Notes may transfer or exchange Notes in accordance with this Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by this Indenture. The Registrar is not required to transfer or exchange any Note selected for redemption. Also, the Registrar is not required to transfer or exchange any Note for a period of 15 days before selection of the Notes to be redeemed.

          (b) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Certificated Notes if: (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the events in (i) or (ii) above, Certificated Notes shall be issued in such names as the Depositary or the Company shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(b), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(c), (d) or (e) hereof.

          (c) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

               (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in a Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
Section 2.6(b)(i).

               (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Certificated Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

          (d) Transfer or Exchange of Beneficial Interests for Certificated Notes. If any Holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a person who takes delivery thereof in the form of a Certificated Note, then, upon satisfaction of the conditions set forth in Section 2.6(c)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.6(d) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered.

          (e) Transfer and Exchange of Certificated Notes for Beneficial Interests. A Holder of a Certificated Note may exchange such Note for a beneficial interest in a Global Note or transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes

          (f) Transfer and Exchange of Certificated Notes for Certificated Notes. Upon request by a Holder of Certificated Notes and such Holder's compliance with the provisions of this Section 2.6(f), the Registrar shall register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.6(f). A Holder of Certificated Notes may transfer such Notes to a Person who takes delivery thereof in the form of a Certificated Note. Upon receipt of a request for such a transfer, the Registrar shall register the Certificated Notes pursuant to the instructions from the Holder thereof.

          (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase. If appropriate, in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests so transferred.

          (h)  General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Certificated Notes upon the Company's order or at the Registrar's request.

               (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

               (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.

               (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.2 hereof.

               (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section
2.6 to effect a transfer or exchange may be submitted by facsimile.

          (i) Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

     Section 2.7 Replacement Notes.

     If a mutilated Note is surrendered to the Registrar or Trustee or if the Holder of a Note presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken and of the ownership thereof, the Company shall issue and the Trustee shall authenticate a replacement Note if the Holder of such Note furnishes to the Company and the Trustee evidence reasonably acceptable to them of the ownership and destruction, loss or theft of such Note. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee each may charge for its expenses (including reasonable attorneys' fees and expenses) in replacing a Note. Every replacement Note is an additional obligation of the Company.

     Section 2.8 Outstanding Notes.

     Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section 2.8 as not outstanding.

     If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser in whose hands such Obligation is a legal, valid and binding Obligation of the Company.

     If a Paying Agent holds on a Redemption Date or the Maturity Date money sufficient to pay the principal of, premium, if any, and all accrued interest with respect to Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

     Subject to Section 12.6, a Note does not cease to be outstanding solely because the Company or an Affiliate holds the Note.

     Section 2.9 Temporary Notes.

     Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, benefits and privileges, of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes presented to it.

     Section 2.10 Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel and retain or, upon written request of the Company, may destroy (subject to the record-retention requirements of the Exchange Act) or return to the Company in accordance with its normal practice, all Notes surrendered for transfer, exchange, payment or cancellation and if such Notes are destroyed, deliver a certificate of destruction to the Company unless the Company instructs the Trustee in writing to deliver the Notes to the Company. Subject to Section 2.7 hereof, the Company may not issue new Notes to replace Notes in respect of which it has previously paid all principal, premium and interest accrued thereon, or delivered to the Trustee for cancellation.

     Section 2.11 Defaulted Interest.

     If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted amounts, plus (to the extent permitted by law) any interest payable on defaulted amounts pursuant to Section 4.1 hereof, to the Persons who are Noteholders on a subsequent special record date. The Company shall fix the special record date and payment date in a manner satisfactory to the Trustee and provide the Trustee at least 20 days notice of the proposed amount of default interest to be paid and the special payment date. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Noteholder at his address as it appears on the Notes register maintained by the Registrar a notice that states the special record date, the payment date (which shall be not less than five nor more than ten days after the special record date), and the amount to be paid. In lieu of the foregoing procedures, the Company may pay defaulted interest in any other lawful manner satisfactory to the Trustee.

     Section 2.12 Deposit of Moneys. .

     Prior to 10:00 a.m., New York City time, on each Interest Payment Date and the Maturity Date, the Company shall have deposited with the Paying Agent in New York, New York, or such other location as shall be designated by the Paying Agent, in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. Payments in respect of the Global Notes (including principal and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of such Global Note. With respect to Certificated Notes, the Company will make all payments of principal and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address.

     Section 2.13 CUSIP Number.

     The Company in issuing the Notes may use a "CUSIP" number (or numbers), and if so, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify in writing the Trustee of any such CUSIP number used by the Company in connection with the Notes and any change in such CUSIP number.

     Section 2.14 Wire Payments to Holders.

     Notwithstanding any provisions of this Indenture and the Notes to the contrary, at the request of a Holder, all payments with respect to any of the Notes, may be made by the Paying Agent upon receipt from the Company of immediately available funds prior to 11:30 a.m., New York City time, directly to the Holder of such Note by wire transfer of immediately available funds to the accounts specified by the Holder; provided, however, that no such payment in immediately available funds shall be made to any Holder of Certificated Notes under this Section 2.14 unless such Holder has delivered written instructions to the Trustee prior to the relevant record date for such payment requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of principal, surrenders the Note to the Trustee in exchange for a Note or Notes aggregating the same principal amount as the unredeemed principal amount of the Notes surrendered. The Trustee shall be entitled to rely on the last instruction delivered by the Holder pursuant to this Section 2.14 unless a new instruction is delivered prior to the relevant record date for a payment date. The Company will indemnify and hold the Trustee harmless against any loss, liability or expense (including attorneys' fees and expenses) resulting from any act or omission to act on the part of the Company or any such Holder in connection with this Section
2.14 or which the Paying Agent may incur as a result of making any payment in accordance with this Section 2.14, other than acts or omissions constituting negligence, gross negligence or willful misconduct.

                                 ARTICLE 3

                                REDEMPTION

     Section 3.1 Optional Redemption.

     The Notes will be subject to redemption, in whole but not in part, at the option of the Company, at a redemption price equal to one hundred percent (100%) of the principal amount of the Notes plus accrued interest to the Redemption Date (the "Redemption Price").

     Section 3.2 Notices to Trustee Upon Optional Redemption.

     If the Company elects to redeem the Notes pursuant to this Indenture, it shall notify the Trustee and the Paying Agent in writing of its election to redeem the Notes and whether it wants the Trustee to give notice of redemption to the Holders (at the Company's expense). The Company shall notify the Trustee and the Paying Agent at least 45 days but not more than 90 days before the Redemption Date. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

     Section 3.3 Notice of Redemption.

     The Company shall mail a notice of redemption by first class mail to each Noteholder, with a copy to the Trustee, at least 30 days but not more than 45 days before the Redemption Date. At the Company's request, the Trustee shall give notice of redemption in the Company's name and at the Company's expense. Each notice for redemption mailed to Noteholders and the Trustee shall state:

     (1)  the Redemption Date;

     (2)  the Redemption Price;

     (3)  the name and address of the Paying Agent;

     (4) that the Notes must be surrendered to the Paying Agent at the address specified in the notice in order to collect the Redemption Price;

     (5) that, unless the Company defaults in paying the Redemption Price, interest on the Notes ceases to accrue on and after the Redemption Date and the only remaining right of the Noteholders is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed; and

     (6)  the CUSIP number, if any, relating to the Notes.

     Section 3.4 Effect of Notice of Redemption or Sale.

     Once the notice of redemption or Sale described in Section 3.3 is mailed, the outstanding Notes become due and payable on the Redemption Date and at the Redemption Price. Failure to mail any such notice or any defect in the mailing thereof in respect of any Note shall not affect the validity of the redemption of any other Note. Upon surrender to the Paying Agent, such Redemption Price shall be paid out on the Notes provided that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

     Section 3.5 Deposit of Redemption Price.

     On or prior to 10:00 A.M., New York City time on the Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the Redemption Price. On and after the Redemption Date, if money sufficient to pay the Redemption Price shall have been made available in accordance with the preceding sentence, the Notes will cease to accrue interest and the only right of the Noteholders will be to receive payment of the Redemption Price. If any Note called for redemption shall not be so paid, interest will be paid, from the Redemption Date until the Redemption Price is paid, on the unpaid principal of the Note and interest, if any, not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

                                 ARTICLE 4

                                 COVENANTS

     Section 4.1 Payment of Indebtedness.

     The Company shall pay the principal of and interest on the Notes and all other Obligations under this Indenture and the Security Documents whether now existing or hereafter arising on the dates and in the manner provided in the Notes, this Indenture or any other relevant instrument or document. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment. All payments hereunder shall be due and payable in New York, New York or as otherwise directed by a Holder.

     Section 4.2 Reports.

     At all times when the Company is required or permitted voluntarily to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or this Indenture is qualified under the TIA, the Company (at its own expense) shall file with the SEC and shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports, quarterly reports and the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) to be filed pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such
Section 13 or 15(d) of the Exchange Act and not permitted to voluntarily file and this Indenture has not been qualified under the TIA, the Company (at its own expense) shall file with the Trustee and mail or cause the Trustee to mail to the Holders at their addresses set forth in the register of Securities, within 15 days after it would have been required to file such information with the SEC, all information and financial statements, including any notes thereto and with respect to annual reports, quarterly reports, an auditors' report by an accounting firm of established national reputation, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to the disclosure that the Company would have been required to include in such annual reports, quarterly reports, information, documents or other reports, as if the Company was subject to the requirements of such Section 13 or 15(d) of the Exchange Act, in each case in the form that would have been required by the SEC. Upon qualification of this Indenture under the TIA, the Company shall also comply with the provisions of TIA 314(a).

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 4.3 Waiver of Stay, Extension or Usury Laws.

     The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Guarantor, as the case may be, from paying all or any portion of the principal of and interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 4.4 Compliance Certificate.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year and within 45 days after the end of the first, second and third Fiscal Quarters of each fiscal year, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company or such Guarantor, as the case may be) stating that a review of the activities of the Company or such Guarantor, as the case may be, during such fiscal period has been made under the supervision of the signing Officers with a view to determining whether the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company or such Guarantor, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and no Default or Event of Default occurred during such period and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signing Officers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers' Certificate shall also include all calculations necessary to show covenant compliance.

          (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to
Section 4.2 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any information has come to their attention which would lead them to believe that the Company has violated any provisions of this
Article 4 or Article 5 of this Indenture and if such information regarding a violation of Article 4 or Article 5 of this Indenture has come to their attention, specifying the nature and period of existence thereof.

          (c) The Company and each Guarantor will, so long as any of the Notes are outstanding, deliver to the Trustee, as soon as possible, and in any event within 10 days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto.

     Section 4.5 Taxes.

          (a) The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent: (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or any of their respective income, profits or properties; and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries.

          (b) The Company shall not in any event be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if either: (i) the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP; or (ii) the failure to make such payment or effect such discharge (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

     Section 4.6 Limitations on Additional Indebtedness.

          (a) The Company and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness.

          (b) The Company shall not in any event incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company.

     Section 4.7 Limitations on Acquisitions.

          (a) The Company and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, engage in any
Acquisition:

               (i) from the period beginning on the Restatement Date and ending on the day prior to the first anniversary of the Restatement Date; and

               (ii) from the period beginning on the first anniversary of the Restatement Date and ending on the Maturity Date, unless (a) the consideration paid by the Company, a Guarantor or a Subsidiary (including any debt assumed by any of them) in connection with the Acquisition is $5,000,000 or less, (b) and the Company's Consolidated EBITDA for the four full Fiscal Quarters (for which internally prepared financial statements are available) immediately preceding the date on which the Company, such Guarantor or such Subsidiary enters into a binding agreement to consummate such Acquisition exceeds $17,000,000.

          (b) In no case will the Company and its Subsidiaries engage in more than three Acquisitions in any twelve-month period.

          (c) Subject to the other terms of this Indenture, the Company and its Subsidiaries shall only engage in Acquisitions of Persons or divisions or lines of business of Persons who primarily provide home-based respiratory therapy, home medical equipment, home infusion and home nursing.

     Section 4.8 Limitations on Restricted Payments.

     The Company and the Guarantors will not, and will not permit any of their Subsidiaries to, directly or indirectly, make any Restricted Payment, except that the provisions of this covenant shall not prohibit: (i) the agreement or commitment to make any payment or distribution permitted under this Indenture or the payment or distribution so agreed or committed to be made as long as such payment or distribution is made on the date of such agreement or commitment or within 60 days thereof, provided, however, that on the date of such agreement or commitment such payment would comply with the foregoing provisions, it being understood that the agreement or commitment to make such payment or distribution shall constitute Permitted Indebtedness; (ii) the purchase, redemption or other acquisition or retirement of any Equity Interests or the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement of Subordinated Indebtedness by conversion into, or by or in exchange for, Equity Interests (other than Disqualified Equity Interests), or out of, the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than Disqualified Equity Interests); (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement of Subordinated Indebtedness in exchange for, by conversion into, or out of the net cash proceeds of, a substantially concurrent sale or incurrence of Indebtedness (including Disqualified Equity Interests) (other than any Indebtedness owed to a Subsidiary) of the Company or a Subsidiary that (1) is contractually subordinated in right of payment to the Notes to at least the same extent as, and (2) has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity at least equal to the Weighted Average Life to Maturity of, the Subordinated Indebtedness being paid, purchased, defeased, repurchased, redeemed or otherwise acquired or retired; (iv) the purchase, redemption or other acquisition or retirement of any Disqualified Equity Interests by conversion into, or by exchange for, shares of Disqualified Equity Interests, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Disqualified Equity Interests; (v) the purchase, redemption or other acquisition or retirement for value of any Equity Interests held by any current or past member of the Company's (or any of its Subsidiaries') management or board of directors (or the estate, heirs or legatees of any such individual) pursuant to any management equity subscription agreement, stock option agreement or other similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period; provided, however, that in the case of the immediately preceding clauses (ii), (iii), (iv) and (v), no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would occur as a result thereof; and (vi) Investments made pursuant to and in compliance with Sections 4.7 and 4.10 of this Indenture.

     Section 4.9 Minimum Consolidated EBITDA; Minimum Debt-to-EBITDA Ratio.

          (a) The Company will not permit the Consolidated EBITDA of the Company for each Fiscal Quarter to be less than the corresponding amount set forth below:



         Fiscal Quarter Ending                           Amount
         ---------------------                           ------
                3/31/99                              $ 1,528,000
                6/30/99                                3,796,000
                9/30/99                                2,843,000
                12/31/99                               4,833,000
                3/31/00                                4,250,000
                6/30/00                                4,250,000
                9/30/00                                4,250,000
                12/31/00                               4,250,000

          (b) The Company will not permit the ratio of consolidated Indebtedness of the Company and its Subsidiaries to Consolidated EBITDA of the Company for the four full Fiscal Quarters ending each date set forth below to be less than the corresponding ratio set forth below:

         Fiscal Quarter Ending                           Ratio
         ---------------------                           -----

                3/31/01                                   5.00
                6/30/01                                   5.00
                9/30/01                                   5.00
                12/31/01                                  5.00
                3/31/02                                   4.75
                6/30/02                                   4.75
                9/30/02                                   4.75
                12/31/02                                  4.75
                3/31/03                                   4.50
                6/30/03                                   4.50
                9/30/03                                   4.50
                12/31/03                                  4.50
                3/31/04                                   4.25
                6/30/04                                   4.25
         9/30/04 and thereafter                           4.25

     Section 4.10 Limitation on Capital Expenditures.

     The Company and the Guarantors will not, and will not permit any of their Subsidiaries to make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for: (i) expenditures in the ordinary course of business not exceeding, in the aggregate for the Company and its Subsidiaries, $500,000 for each Fiscal Quarter during the term of this Indenture, provided that any portion of such amount if not so expended during the Fiscal Quarter for which it is permitted may be carried forward to the immediately following Fiscal Quarter; and (ii) expenditures related to the incurrence of any Capital Lease Obligation permitted under Section 4.11 of this Indenture. The foregoing notwithstanding: if (A) the Company is in compliance with Section 4.9; (B) the Indebtedness outstanding pursuant to the Convertible Loan Documents has been paid off in full; and (C) the amount outstanding under the Working Capital Facility is less than $10,000,000, then the amount referenced in clause (i) above shall be increased to the maximum amount allowed under the Working Capital Facility at the date of the expenditure.

     Section 4.11 Limitations on Capital Lease Obligations.

The Company and the Guarantors will not, and will not permit any of their Subsidiaries to enter into any Capital Lease Obligation except for obligations in the ordinary course of business not exceeding, in the aggregate for the Company and its Subsidiaries, $1,200,000 for each Fiscal Quarter during the term of this Indenture, provided that any portion of such amount if not so expended during the Fiscal Quarter for which it is permitted may be carried forward to the immediately following Fiscal Quarter. The foregoing notwithstanding: if (A) the Company is in compliance with Section 4.9; (B) the Indebtedness outstanding pursuant to the Convertible Loan Documents has been paid off in full; and (C) the amount outstanding under the Working Capital Facility is less than $10,000,000, then the amount referenced above shall be increased to the maximum amount allowed under the Working Capital Facility at the date of the expenditure.

     Section 4.12 Limitation on Transactions with Affiliates.

          (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of services) with any Affiliate of the Company (including entities in which the Company or any Subsidiary thereof owns a minority interest) (each such transaction, an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Restatement Date other than Affiliate
Transactions: (i) that are Intercompany Transactions; or (ii) the terms of which are fair and reasonable to the Company or such Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In an Affiliate Transaction or series of related Affiliate Transactions involving an amount or having a value in excess of $100,000 that are not Intercompany Transactions, the Company or such Subsidiary, as the case may be, must obtain a resolution of the Board of Directors of the Company or such Subsidiary as the case may be, certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (ii) above.

          (b) Section 4.12(a) shall not apply to: (i) any transaction with any current or former officer, director or employee of the Company (in his or her capacity as such) (or the estate, heirs or legatees of any such individual) entered into in the ordinary course of business, including entering into employment or termination agreements, indemnification agreements and compensation and employee benefit plans; and (ii) Restricted Payments to the extent not prohibited by Section 4.8 and other transactions specifically excluded from the definition of "Restricted Payments" by reason of exceptions set forth in such definition.

     Section 4.13 Limitations on Liens.

     The Company will not, and will not permit any of its Subsidiaries to, create, assume, incur or otherwise cause or permit to exist or become effective any Liens (other than Permitted Liens) upon: (i) any property or asset of the Company or any Subsidiary of the Company, whether owned on the Restatement Date or acquired after the Restatement Date; (ii) any shares of stock or debt of any Subsidiary, now owned or hereafter acquired; and (iii) any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon unless: (a) if such Lien secures Senior Indebtedness, the Notes and the Guarantee are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by a Lien; or (b) if such Lien secures Subordinated Indebtedness, such Lien shall be subordinated to a Lien granted to the Holders on the same collateral as that securing such Lien to the same extent as such Subordinated Indebtedness is subordinated to the Notes or the Guarantee.

     Section 4.14 Limitations on Guarantees; Additional Guarantees.

          (a) Except as permitted under Section 4.6, the Company and the Guarantors will not, and will not permit any of their Subsidiaries to create, incur, assume or suffer to exist any Guarantee Obligation except:
(i) Guarantee Obligations in existence on the Restatement Date; (ii) Guarantee Obligations in favor of HCFP Funding, Inc. pursuant to the HCFP Loan Documents; (iii) Guarantee Obligations pursuant to the Convertible Loan Documents in favor of the Lenders party thereto; (iv) guarantees made in the ordinary course of its business by the Company of obligations of any of the Guarantors, which obligations are otherwise permitted under this Indenture; and (v) the Guarantee.

          (b) If, after the Restatement Date, the Company or any of its Subsidiaries organized under the laws of the United States or any state thereof (a "domestic Subsidiary") shall acquire or create another domestic Subsidiary, then such newly acquired or created domestic Subsidiary will be required to execute a supplemental indenture to become a Guarantor in form and substance reasonably satisfactory to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation, an Opinion of Counsel as to the enforceability of such supplemental indenture and Guarantee).

     Section 4.15 Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of its Subsidiaries to: (a) pay dividends or make any other distributions in cash or otherwise to the Company or any Subsidiary on its Equity Interests; (b) pay any Indebtedness owed to the Company or any Subsidiary; (c) make loans or advances to the Company or any Subsidiary thereof; (d) transfer any of its properties or assets to the Company or any Subsidiary thereof (other than customary restrictions on transfer of property subject to a Permitted Lien under the term of the agreements creating such Permitted Lien (other than a Lien on cash not constituting proceeds of non-cash property subject to a Permitted Lien) which would not materially adversely affect the Company's ability to satisfy its obligations under the Notes); or (e) guarantee the Notes, except, in each case, for such encumbrances or restrictions existing under or contemplated by or by reason of: (i) the Notes or this Indenture; (ii) any restrictions existing under or contemplated by the HCFP Loan Documents, the Convertible Loan Documents and any agreements evidencing the Working Capital Facility, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions affecting Subsidiaries than those contained in the HCFP Loan Documents, the Convertible Loan Documents and any agreement evidencing the Working Capital Facility; (iii) any restrictions with respect to a Subsidiary of the Company that was not a Subsidiary of the Company on the Restatement Date, which are in existence at the time such Person becomes a Subsidiary of the Company (but not created in connection with or contemplation of such Person becoming a Subsidiary of the Company and which encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired); (iv) any agreement that governs Refinancing Indebtedness, provided, however, that the terms and conditions of any such restrictions are not materially less favorable in the aggregate to the Holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness being refinanced or replaced; (v) customary non-assignment provisions in any contract or licensing agreement entered into by the Company or any Subsidiary of the Company in the ordinary course of business or in any lease governing any leasehold interest of the Company or a Subsidiary; (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired; (vii) restrictions existing by reason of or under Indebtedness existing on the Restatement Date; (viii) any restrictions existing under any agreement entered into with respect to the sale or disposition of all or substantially all the Equity Interests or assets of a Subsidiary provided that the disposition or sale is governed by the restrictions described under Section 4.22; or (ix) restrictions contained in agreements governing other Indebtedness permitted to be incurred in accordance with this Indenture provided that the restrictions are not materially more restrictive in the aggregate than the restrictions contained in this Indenture.

     Section 4.16 Restriction on Sale and Issuance of Subsidiary Interests.

     Except as permitted by Section 4.22, the Company: (i) will not, and will not permit any Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests of any Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary (except directors' qualifying shares or shares required to be held by foreign nationals, in each case to the extent mandated by applicable law); and (ii) will not permit any Subsidiary to issue any of its Equity Interests (except directors' qualifying shares or shares required to be held by foreign nationals, in each case to the extent mandated by applicable law) to any Person other than to the Company or a Wholly-Owned Subsidiary.

     Section 4.17 Limitation on Sale and Lease-Back Transactions.

     The Company will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary (a "Sale and Lease-Back Transaction"), unless:
(i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold; and (ii) the net cash proceeds received by the Company or its Subsidiaries from the Sale and Lease-Back Transaction are applied in accordance with Section 4.22.

     Section 4.18 Line of Business; Cost Based Business Limitation.

          (a) The Company will not, and will not permit any of its Subsidiaries to, engage as a material part of its business in any business other than the business conducted by the Company and its Subsidiaries as of the Restatement Date or any other business determined by the Company's Board of Directors, in good faith, to be reasonably related to the foregoing.

          (b) The Company will not permit Consolidated Net Revenues attributable to Cost Based Businesses to constitute more than 5% of Consolidated Net Revenue in any Fiscal Quarter.

     Section 4.19 Limitation on Status as Investment Company.

     Neither the Company nor any of its Subsidiaries shall take any action or suffer to exist any condition that would require the Company or any of its Subsidiaries to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or to otherwise become subject to regulation as an investment company.

     Section 4.20 Payments for Consent.

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend within any time period set forth in the solicitation documents relating to such consent, waiver or agreement.

     Section 4.21 Corporate Existence.

     Subject to Article 5 and Section 11.4 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

     Section 4.22 Limitation on Certain Asset Sales.

          (a) The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as reasonably determined for Asset Sales in excess of $1,000,000 in good faith by its Board of Directors); (ii) not less than 75% of the consideration received by the Company or the Subsidiary, as the case may be, from such Asset Sale is in the form of cash or Temporary Cash Investments; provided that the amount of any liabilities (as shown on the Company's or a Subsidiary's most recent balance sheet) of the Company or a Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets or an Affiliate thereof pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability; and (iii) the Asset Sale Proceeds received by the Company or such Subsidiary are applied: (A) to repay and permanently reduce outstanding Senior Indebtedness under the HCFP Loan Documents, the Convertible Loan Documents, the Working Capital Facility, other secured Senior Indebtedness or any other Senior Indebtedness that has a maturity date earlier than the maturity of the Notes and to permanently reduce the commitments in respect thereof to the extent required by such Senior Indebtedness, provided, however, that such repayment and commitment reduction occurs no later than 30 days after the date of the Asset Sale; and (B) as Excess Proceeds as set forth below. Pending the final application of any such Asset Sale Proceeds, the Company may temporarily reduce Senior Indebtedness or otherwise invest such Asset Sale Proceeds in any manner that is not prohibited by this Indenture. Any Asset Sale Proceeds that are not applied as permitted by clause (iii)(A) of the preceding sentence shall constitute "Excess Proceeds." If the aggregate amount of Excess Proceeds received from any Asset Sales consummated on or after the Restatement Date exceed $500,000, the Company shall offer (an "Excess Proceeds Offer") to purchase from all Holders of Notes, pursuant to procedures set forth in this Indenture and if the Company is required to do so under the terms of any other Senior Indebtedness, to purchase from the Holders of such other Senior Indebtedness the maximum principal amount of Notes and principal of such other Senior Indebtedness that may be purchased with such Excess Proceeds at a purchase price in cash equal to 100% of the principal amount thereof plus accrued interest, if any, to the date of the purchase. To the extent that the purchase price of Notes and principal of such other Senior Indebtedness tendered pursuant to such Excess Proceeds Offer is less than the amount of Excess Proceeds, the Company may use such portion of the Excess Proceeds that is not used to purchase Notes or such other Senior Indebtedness so tendered for general corporate purposes not inconsistent with the Notes or this Indenture. If the aggregate purchase price of Notes and principal of such other Senior Indebtedness tendered pursuant to such Excess Proceeds Offer is more than the amount of the Excess Proceeds, the Notes and principal of such other Senior Indebtedness tendered will be repurchased on a basis pro rata to the amount tendered or by such other method as the Trustee shall deem fair and appropriate. Upon the completion of any Excess Proceeds Offer and the closing of any repurchase of Notes and principal of such other Senior Indebtedness tendered pursuant to such Excess Proceeds Offer, the amount of Excess Proceeds shall be deemed to be zero.

          (b) If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 40 days following the date of the Asset Sale, a notice to the Holders of the Notes describing the transactions giving rise to the Excess Proceeds Offer and stating, among other things:
(i) that such Holders have the right to require the Company to apply the Excess Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (ii) the purchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (iii) the instructions, reasonably determined by the Company, that each Holder of Notes must follow in order to have such Notes repurchased; and (iv) the calculations used in determining the amount of Excess Proceeds to be applied to the repurchase of such Notes.

     Section 4.23 Change of Control.

          (a) Within 30 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") all or any portion (equal to $1,000 or an integral multiple of $1,000) of the outstanding Notes at a cash purchase price equal to 100% of the principal amount thereof plus any accrued and unpaid interest, if any, thereon to the Change of Control Payment Date (as hereinafter defined) (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this covenant.

          (b) Within 30 days of the occurrence of a Change of Control, the Company also shall: (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice describing the transactions constituting a Change of Control and stating:

               (1) that the Change of Control Offer is being made pursuant to this Section 4.23 and that all Notes tendered will be accepted for payment, subject to the terms and conditions set forth herein;

               (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 Business Days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

               (3) that any Note not tendered will continue to accrue interest;

               (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

               (5) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

               (6) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the fifth Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased;

               (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

               (8) any other reasonable procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

               (9) the name and address of the Paying Agent.

          (c) On the Change of Control Payment Date, the Company shall, to the extent lawful: (i) accept for payment all Notes or portions thereof or beneficial interests under a Global Note tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof or beneficial interests so tendered; and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly: (1) mail to each Holder of Notes so accepted; and (2) cause to be credited to the respective accounts of the Holders under a Global Note of beneficial interests so accepted payment in an amount equal to the Change of Control Purchase Price for such Notes, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Certificated Note equal in principal amount to any unpurchased portion of the Certificated Notes surrendered and shall issue a new Global Note equal in principal amount to any unpurchased portion of beneficial interest so surrendered or shall reflect on such Global Note or a schedule thereto such change in beneficial interest; provided, however, that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

          (d) The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable. The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     Section 4.24 Maintenance of Office or Agency.

     The Company shall maintain in the City and State of New York an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 12.2.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency; provided, however, that no such designation or rescission shall relieve the Company of its obligation to maintain an office or agency in the City and State of New York for such purposes.

     The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company; provided, however, that no such designation or rescission shall relieve the Company or its agent of its obligation to maintain an office or agency in the Borough of Manhattan, City of New York for such purposes.

     Section 4.25 Maintenance of Properties and Insurance; Books and Records; Compliance with Laws.

          (a) The Company shall, and shall cause its Subsidiaries to, at all times, cause all material properties used or useful to the conduct of their business, taken as a whole, to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) in accordance with customary business practices.

          (b) The Company and each of its Subsidiaries shall provide or cause to be provided, for itself and each of their respective Subsidiaries, insurance (including appropriate self-insurance) that is adequate, appropriate and customarily both in amount and scope, carried by similar businesses owning such properties similarly situated. The Company shall and shall cause each of its Subsidiaries to keep books of record and account, in which entries shall be made of all material financial transactions and the assets and business of the Company and its Subsidiaries as are necessary to permit the Company to prepare financial statements in accordance with GAAP.

          (c) The Company shall and shall cause each of its Subsidiaries to comply in all material respects with all statutes, laws, ordinances, or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the financial condition of the Company and its Subsidiaries taken as a whole.

     Section 4.26 Maintenance of Government Licenses.

     To the extent the Company or any of its Subsidiaries provides goods or services giving rise to accounts constituting government receivables, the Company shall, and shall cause its Subsidiaries to, maintain all licenses, permits, certifications, provider numbers, and approvals and take such other necessary action as shall entitle such Person to obtain payment or reimbursement of such account.

     Section 4.27 Further Assurance to the Trustee.

     The Company shall, upon request of the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the provisions of this Indenture.

     Section 4.28 Environmental Compliance.

     The Company shall, upon receipt by the Company or any Subsidiary of written notice from any governmental authority that the Company or any Subsidiary has violated any applicable environmental laws: (i) promptly (and in any event within the time period permitted by the applicable governmental authority) remove or remedy, or cause its Subsidiary to remove or remedy, such violation, unless the Company in good faith is disputing such claim of violation by appropriate proceedings promptly commenced and diligently pursued and such claim does not give rise to or result in the imposition of any lien against property of the Company or any Subsidiary; and (ii) promptly deliver to the Trustee and all Holders written notice of such claim of violation.

     Section 4.29 ERISA Requirement.

     The Company shall, and shall cause its Subsidiaries to, comply in all material respects with all requirements of ERISA applicable to it and furnish to the Trustee as soon as possible and in any event: (i) within thirty (30) days after an Officer of the Company knows that any reportable event with respect to any employee benefit plan maintained by the Company or any Subsidiary that could give rise to termination or the imposition of any material tax or penalty has occurred, a written statement describing in reasonable detail such reportable event and any action that the Company or Subsidiary proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the PBGC or a statement that said notice will be filed with the annual report of the United States Department of Labor with respect to such plan if such filing has been authorized; (ii) promptly after receipt thereof, a copy of any notice that the Company or any Subsidiary may receive from the PBGC relating to the intention of the PBGC to terminate any employee benefit plan or plans of the Company or any Subsidiary or to appoint a trustee to administer any such plan; and (iii) within 10 days after a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a plan, a certificate setting forth details as to such failure and the action that the Company or its affected Subsidiary proposes to take with respect thereto, together with a copy of such notice given to the PBGC.

                                 ARTICLE 5

                           SUCCESSOR CORPORATION

     Section 5.1 Merger, Consolidation or Sale of Assets.

          (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person or adopt a Plan of Liquidation, unless:

               (1) either (i) the Company shall be the surviving or continuing corporation, or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety or, in the case of a Plan of Liquidation, the Person to which assets of the Company have been transferred (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and (y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all of the Securities and the performance of every covenant of the Securities and this Indenture on the part of the Company to be performed or observed;

               (2) immediately after giving effect to such transaction and the assumption contemplated by clause (y) of paragraph (1) above, the Company (in the case of clause (i) of paragraph (1) above) or such Person (in the case of clause (ii) of paragraph (1) above) shall have a Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments relating to such transaction) equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;
               (3) immediately before and after giving effect to such transaction and the assumption contemplated by clause (y) of paragraph (1) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of the transaction), no Default and no Event of Default shall have occurred or be continuing;

               (4) the Company or such Person shall have delivered to the Trustee (i) an Officers' Certificate and an Opinion of Counsel (which counsel shall not be in-house counsel of the Company), each stating that such consolidation, merger, conveyance, transfer or lease or Plan of Liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article Five and that all conditions precedent herein provided relating to such transaction have been satisfied, and (ii) a certificate from the Company's independent certified public accountants stating that the Company has made the calculation required by paragraph (2) above in accordance with the terms of this Indenture; and

               (5) neither the Company nor any Subsidiary of the Company nor such Person, as the case may be, would thereupon become obligated with respect to any Indebtedness (including Acquired Indebtedness), nor any of its property or assets subject to any Lien, unless the Company or such Subsidiary or such Person, as the case may be, could incur such Indebtedness (including Acquired Indebtedness) or create such Lien under this Indenture (giving effect to such Person being bound by all the terms of this Indenture).

          (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company the Equity Interest of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     Section 5.2 Successor Person Substituted.

     Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes, except that such predecessor corporation shall not be so relieved if it retains any material assets other than the proceeds of the sale of assets.

                                 ARTICLE 6

                           DEFAULTS AND REMEDIES

     Section 6.1 Events of Default.

     An "Event of Default" occurs if:

               (1) there is a default in payment of any principal of the Notes when such principal becomes due and payable;

               (2) there is a default for 30 days in the payment of any interest on the Notes after such interest becomes due and payable;

               (3) there is a failure of the Company or its Subsidiaries to comply with any purchase or payment obligations set forth in Section
4.22 or 4.23 or with Section 4.8 or Section 5.1;

               (4) there is a default by the Company or its Subsidiaries in the observance or performance of any other provision in the Securities or this Indenture for 30 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

               (5) there is a default under any agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the Issue Date, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness at final maturity (a "Payment Default"), or (b) results in the acceleration of such Indebtedness prior to its express maturity, provided, however, that defaults under a Capital Lease Obligations in an aggregate amount of not more than $100,000 shall not be an Event of Default under this Indenture;

               (6) one or more judgments, orders or decrees for the payment of money which either individually or in the aggregate at any one time exceed $5,000,000 shall be rendered against the Company or any Subsidiary by a court of competent jurisdiction and shall remain undischarged and unbonded for a period (during which execution shall not be effectively stayed) of 60 consecutive days after such judgment becomes final and nonappealable;

               (7) any Guarantee of a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary shall deny or disaffirm its obligations under its Guarantee;

               (8) the Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law;

                    (A)  commences a voluntary case or proceeding,

                    (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                    (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                    (D) makes a general assignment for the benefit of its creditors, or

                    (E) generally is not paying its debts as they become due;

               (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (A) is for relief against the Company or any Subsidiary in an involuntary case or proceeding,

                    (B) appoints a Custodian of the Company or any Subsidiary or for all or substantially all of the property of the Company or any Subsidiary, or

                    (C) orders the liquidation of the Company or any Subsidiary, and, in each case under this clause (9), the order or decree remains unstayed and in effect for 60 consecutive days; or

               (10) any of the Security Documents ceases to be in full force and effect or any of the Security Documents ceases to give the Trustee the Liens, rights, powers and privileges purported to be created thereby in any material respect.

     Subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office by the Company or any other Person.

     The Trustee may withhold notice to the Holders of the Notes of any default (except in payment of principal or interest on the Notes or that resulted from the failure of the Company to comply with the provisions of
Section 4.22 and 4.23) if the Trustee considers it to be in the best interest of the Holders of the Notes to do so.

     Section 6.2 Acceleration.

          (a) If an Event of Default (other than an Event of Default with respect to the Company under Section 6.1(8) or (9)) shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration. If an Event of Default specified in Section 6.1(8) or (9) with respect to the Company occurs, the principal of and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          (b) Upon the occurrence of an Event of Default under Sections 6.1(8) or (9) with respect to the Company, the principal and interest amount with respect to all of the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders of the Notes.

          (c) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of a Payment Default on or the acceleration of any Indebtedness described in
Section 6.1(5), the declaration of acceleration of the Notes shall be automatically rescinded and annulled if such Payment Default is waived or cured or the holders of such Indebtedness described in such Section 6.1(5) have rescinded the declaration of acceleration in respect of such Indebtedness, as appropriate, within 30 days from the date of such declaration and if (i) the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except non-payment of principal and interest, on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

     Section 6.3 Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Securities or this Indenture and make take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceeding to which it is a party.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

     Section 6.4 Waiver of Past Defaults and Events of Default.

     Subject to Sections 6.7, 8.2 and 12.6 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing or potential future Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent to any such subsequent Default or Event of Default except as specifically contemplated thereby.

     Section 6.5 Control by Majority.

     The Holders of a majority in principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall determine that the proceedings so directed may involve it in personal liability unless the Trustee has asked for and received indemnification reasonably satisfactory to it against any loss, liability or expense caused by its following such direction; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 6.6 Limitation on Suits.

     Subject to Section 6.7 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer, and if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

     A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

     Section 6.7 Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     Section 6.8 Collection Suit by Trustee.

     If an Event of Default in payment of principal and interest specified in Section 6.1(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or the Guarantors (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with any premium, interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, including all sums due and owing to the Trustee pursuant to Section 7.7.

     Section 6.9 Trustee May File Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company or the Guarantors (or any other obligor upon the Notes), their respective creditors or property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its reasonable charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

     Section 6.10 Priorities.

     If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.7 hereof;

          SECOND: to Noteholders for amounts due and unpaid on the Notes for principal and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

          THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

     The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. The Trustee shall give the Company prior notice of any such record date and payment date; provided, however, that the failure to give any such notice shall not affect the establishment of such record date or payment date or any payment to Noteholders pursuant to this Section 6.10.

     Section 6.11 Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

     Section 6.12 Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                 ARTICLE 7

                                  TRUSTEE

     The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

     Section 7.1 Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

               (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no covenants or obligations shall be read into this Indenture that are adverse to the Trustee.

               (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (1)  This paragraph does not limit the effect of paragraph
(b) of this Section 7.1.

               (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

               (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.2 and 6.5 hereof.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

          (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1.

          (f) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability, expense or fee.

          (g) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company or any Guarantor. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by the law.

     Section 7.2 Rights of Trustee.

     Subject to Section 7.1 hereof:

               (1) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

               (2) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Sections 12.4 and 12.5 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

               (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed by it with due care.

               (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or bad faith.

               (5) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records, and premises of the Company, personally or by agent or attorney.

               (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

     Section 7.3 Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Guarantor or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     Section 7.4 Trustee's Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Securities or any document used in connection with the sale of the Notes other than its certificate of authentication.

     Section 7.5 Notice of Defaults.

     If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder, as their names and addresses appear on the Noteholder list described in
Section 2.5, notice of the uncured Default or Event of Default within 30 days after the Trustee obtains actual knowledge that such Default or Event of Default has occurred. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, and a Default that resulted from the failure to comply with Sections 3.1(b), 4.23, or 5.1, the Trustee may withhold the notice if and so long as its board of directors, the executive committee of its board of directors or a committee of its directors and/or Trust Officers in good faith determine that withholding the notice is in the interest of the Noteholders.

     Section 7.6 Reports by Trustee to Holders.

     This Section 7.6 shall not be operative as a part of this Indenture until this Indenture is qualified under the TIA, and, until such qualification, this Indenture shall be construed as if this Section 7.6 were not contained herein.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA 313(a) occurred within the previous twelve months, but not otherwise, mail to each Noteholder a brief report dated as of such May 15 that complies with TIA 313(a). The Trustee also shall comply with TIA 313(b) and 313(c).

     A copy of each report at the time of its mailing to Noteholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

     The Company shall promptly notify the Trustee if the Notes become listed on any securities exchange.

     Section 7.7 Compensation and Indemnity.

     The Company and the Guarantors (on a joint and several basis) shall pay to the Trustee from time to time such reasonable compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company and the Guarantors (on a joint and several basis) shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company and the Guarantors (on a joint and several basis) shall indemnify each of the Trustee and any predecessor Trustee and their respective agents for, and hold them harmless against, any and all loss, damage, claim, liability, reasonable expense (including but not limited to reasonable attorneys' fees and expenses) or taxes (other than taxes based on the income of the Trustee) incurred by them in connection with the acceptance or performance of the Trustee's duties under this Indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall promptly notify the Company and the Guarantors in writing of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company and the Guarantors shall not relieve the Company or the Guarantors of their obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the payment obligations of the Company and the Guarantors in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee in its capacity as such, except such money or property held in trust to pay principal of or interest on particular Notes. The obligations of the Company and the Guarantors under this Section 7.7 and any Lien arising hereunder or under the Pledge Agreement shall be joint and several liabilities of the Company and each of the Guarantors and shall survive the resignation or removal of any trustee, the satisfaction and discharge of this Indenture, including the termination or rejection hereof in any bankruptcy proceeding to the extent permitted by law.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(8) or (9) hereof occurs, the expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

     Section 7.8 Replacement of Trustee.

     The Trustee may resign by so notifying the Company and the Guarantors in writing, such resignation to become effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Company, the Guarantors and the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10 hereof;

          (2)  the Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)  the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly notify each Noteholder of such event and shall appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Any resignation or removal of the Trustee pursuant to this Indenture shall be deemed to be a resignation or removal of the Trustee in its capacity as collateral agent under the Security Documents and any appointment of a successor Trustee pursuant to this Indenture shall be deemed to be appointment of a successor collateral agent under the Security Documents and such successor shall assume all of the obligations of the Trustee in its capacity as collateral agent under the Security Documents.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.7 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

     Section 7.9 Successor Trustee by Consolidation, Merger or Conversion.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, trust company or national banking association, the resulting corporation, trust company or national banking association without any further act shall, subject to eligibility requirements of
Section 7.10 hereof, be the successor Trustee.

     Section 7.10 Eligibility; Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirements of TIA 310(a)(1) and TIA 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA 310(a)(2).
The Trustee shall comply with TIA 310(b), including the provision in 310(b)(1); provided that there shall be excluded from the operation of TIA
 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company or the Guarantors are outstanding if the requirements for exclusion set forth in TIA 310(b)(1) are met.

     Section 7.11 Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA 311(a), excluding any creditor relationship listed in TIA 311(b). A Trustee who has resigned or been removed shall be subject to TIA 311(a) to the extent indicated therein.

     Section 7.12 Paying Agents.

     The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

          (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

          (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

          (C)  that it will give the Trustee written notice within three
(3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                 ARTICLE 8

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 8.1 Without Consent of Holders.

     The Company and/or one or more Guarantors and the Trustee may waive, amend or supplement this Indenture, any Security Document or the Securities without notice to or consent of any Noteholder:

          (1)  to comply with Article 5;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3)  to comply with any requirements of the SEC under the TIA;

          (4) to cure any ambiguity, defect or inconsistency, provided, however, that no amendment or supplement may adversely affect the rights of any Noteholder;

          (5) to make any other change that does not adversely affect the rights of any Noteholder;

          (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

          (7)  to add additional Guarantors with respect to the Notes;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such waiver, amendment or supplement complies with the provisions of this Section 8.1.

     The Trustee is hereby authorized to join with the Company and the Guarantors, if any, in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

     Section 8.2 With Consent of Holders.

     The Company when authorized by a Board Resolution, and/or one or more Guarantors and the Trustee, with the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Notes, may waive, amend or supplement this Indenture, any Security Document or the Securities, except that no such modification waiver, amendment or supplement shall, without the consent of each Holder affected thereby:

          (1) reduce the percentage of the outstanding principal amount of the Notes whose Holders must consent to a waiver of or amendment or supplement to this Indenture, the Securities or any Security Document;

          (2) reduce the rate of or change the time for payment of interest on any Note;

          (3) reduce the principal of or change the Maturity Date of any Note, or alter the redemption provisions in this Indenture or the Notes in a manner adverse to any Holder;

          (4) make any Note payable in money other than that stated in the Note or change the place of payment to outside of the United States;

          (5) change the amount or time of any payment required by the Notes;

          (6) waive a default on the payment of the principal of or interest on, or redemption payment with respect to any Note (except a rescission of acceleration of the Notes by Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration to the extent permitted under
Section 6.2);

          (7) affect the ranking of the Notes in a manner adverse to the Holders or release any Collateral, except in compliance with the terms hereof and the applicable Security Document or make any change in provisions relating to the Collateral that adversely affects the Holders;

          (8) except pursuant to this Indenture, release any Guarantor from its obligations under its Guarantee, or change any Guarantee in a manner that adversely affects Holders of the Notes;

          (9) take any other action otherwise prohibited by this Indenture to be taken without the consent of each Holder affected thereby; or

          (10) make any changes in any provisions relating to waivers of defaults, the ability of the Holders to enforce their rights under this Indenture, the Securities, the Security Documents or this Section 8.2.

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such waiver, amendment or supplement complies with the provisions of this Section 8.2.

     In addition to the foregoing, except as expressly permitted by this Indenture (including, without limitation, in Section 10.3), no portion of the Collateral may be released without the consent of the Holders of at least 75% in aggregate principal amount of the then outstanding Notes.

     After a modification, amendment, supplement or waiver under this
Section 8.2 becomes effective, the Company shall mail to the Holders a notice briefly describing the modification, amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such modification, amendment, supplement or waiver.

     It shall not be necessary for the consent of the Holders under this
Section 8.2 to approve the particular form of any proposed amendment, modification, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     Section 8.3 Compliance with Trust Indenture Act.

     From the date on which this Indenture is qualified under the TIA, every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

     Section 8.4 Revocation and Effect of Consents.

     Until a waiver, amendment, supplement or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the waiver, amendment, supplement or other action becomes effective. Notwithstanding the foregoing, nothing in this paragraph shall impair the right of any Holder under TIA 316(b).

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any modification, amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such modification, amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

     After a modification, amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (10) of Section 8.2, in which case, the waiver, amendment or supplement shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

     Section 8.5 Notation on or Exchange of Notes.

     If a waiver, amendment or supplement changes the terms of a Note (including the Guarantee), the Trustee may request the Holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such waiver, amendment or supplement.

     Section 8.6 Trustee to Sign Amendments, Etc.

     The Trustee shall sign any waiver, amendment or supplement authorized pursuant to this Article 8 if the waiver, amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such waiver, amendment or supplement, the Trustee shall be entitled to receive and, subject to Section 7.1 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such waiver, amendment or supplement is authorized or permitted by this Indenture and such supplemental indenture constitutes the legal, valid and binding obligation of the Company and the Guarantors enforceable against each of them in accordance with its terms (subject to customary exceptions).

                                 ARTICLE 9

                    DISCHARGE OF INDENTURE; DEFEASANCE

     Section 9.1 Discharge of Indenture.

     The Company and the Guarantors may terminate their obligations under the Notes, the Guarantees, this Indenture and the Security Documents, other than the obligations referred to in the last paragraph of this Section 9.1, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid and Notes for whose payment money has heretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

          (a) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Notes on a specified Redemption Date as certified to the Trustee by a nationally recognized firm of independent public accountants designated by the Company; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities; and

          (b) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligation under the Securities and this Indenture have been complied with.

     After such delivery the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 2.7, 7.7, 9.5, 9.6 and 9.8 hereof shall survive.

     Section 9.2 Legal Defeasance.

     The Company may, at its option by Board Resolution, be discharged from its obligations with respect to the Notes and the Guarantors, if any, discharged from their obligations under the Guarantees, if any, on the date the conditions set forth in Section 9.4 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes, this Indenture and the Security Documents (and the Trustee, at the expense of the Company, shall, subject to Section
9.6 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.4 hereof and as more fully set forth in such Section, payments in respect of the principal of and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 2.3, 2.4, 2.5, 2.6, 2.7, and 2.8, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.7) and (D) this Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section
9.2 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.3 below with respect to the Notes.

     Section 9.3 Covenant Defeasance.

     At the option of the Company, pursuant to a Board Resolution, the Company and the Guarantors, if any, shall be released from their respective obligations under Sections 4.2 through 4.19, inclusive, Sections 4.21 through 4.29, inclusive, Section 4.26 through 4.30, inclusive, Section 5.1,
Section 6.1(3), Sections 6.1(5) through Section 6.1(7), inclusive, Sections 6.1(8) and 6.1(9) (only with respect to Subsidiaries), Section 6.1(10), and Articles 10 and 11 hereof with respect to the outstanding Notes and all obligations under the Security Documents on and after the date the conditions set forth in Section 9.4 hereof are satisfied (hereinafter, "Covenant Defeasance") and the Notes shall thereafter be deemed to not be outstanding for purposes of any direction, waiver, consent, declaration or act of the Holders (and the consequences thereof) in connection with such covenants but shall continue to be outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that the Company and the Guarantors, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

     Section 9.4 Conditions to Legal Defeasance or Covenant Defeasance.

     The following shall be the conditions to application of Section 9.2 or
Section 9.3 to the outstanding Notes:

          (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes;

          (2) no Default or Event of Default (other than (i) Defaults or Events of Default related to or arising out of incurrences of Indebtedness (and liens and customary documentation related thereto) the proceeds of which are used to satisfy the requirement in clause (1) above and (ii) Defaults and Events of Default arising under Section 6.1(5) related to Defaults and Events of Default described in clause (i) of this parenthetical) with respect to the Notes shall have occurred and be continuing on the date of such deposit, or shall be continuing on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (3) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under any other agreement or instrument to which the Company or any of the Guarantors is a party or by which any of them is bound;

          (4) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

          (5) in the case of an election under Section 9.2, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, provided, however, that no Opinion of Counsel shall be required if all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable on the Maturity Date within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

          (6) in the case of an election under Section 9.3, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent provided for relating to either the Legal Defeasance under
Section 9.2 or the Covenant Defeasance under Section 9.3 (as the case may be) have been complied with, and (ii) if any other Indebtedness of the Company shall then be outstanding, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

     Section 9.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

     All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

     Upon satisfaction by the Company of the conditions to its Legal Defeasance or Covenant Defeasance, the Lien of this Indenture on all the Collateral will terminate and all the Collateral will be released without any further action by the Trustee hereunder or any other person.

     The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.4 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 9.4 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     Section 9.6 Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.1, 9.2 or 9.3 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and any Guarantor under this Indenture, the Notes and the Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with
Section 9.1 hereof; provided, however, that if the Company or any Guarantors have made any payment of principal of or accrued interest on any Notes because of the reinstatement of their obligations, the Company or such Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

     Section 9.7 Moneys Held by Paying Agent.

     In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.4 hereof, to the Company (or, if such moneys had been deposited by any Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

     Section 9.8 Moneys Held by Trustee.

     Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or any Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon Company Request, or if such moneys are then held by the Company or any Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors, if any, for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, if any, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.3 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Guarantors, if any, or the release of any money held in trust by the Company or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Company and any Guarantors for payment as general unsecured creditors unless applicable abandoned property law designates another person.

                                ARTICLE 10

                                COLLATERAL

     Section 10.1 Pledge of Collateral.

          (a) Subject to Section 12.1 hereof, in order to secure the due and punctual payment of principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, the Company and the Trustee have simultaneously with the execution of this Indenture entered into the Pledge Agreement, and the Company and the Guarantors have entered into the Security Agreement, pursuant to which the Company and the Guarantors have granted to the Trustee for the benefit of the Trustee and the Holders a Lien on and security interest in the Collateral.

          (b) Subject to Section 12.1 hereof, each Holder, by accepting a Note and consenting to this Indenture, consents and agrees to all of the terms and provisions of the Security Documents, as the same may be in effect from time to time or may be amended from time to time in accordance with the respective provisions of the Security Documents and this Indenture, and authorizes and directs the Trustee to act as secured party with respect thereto.

          (c) Subject to Section 12.1 hereof, as set forth in and governed by the Security Documents, as among the Noteholders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Noteholders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Notes.

     Section 10.2 Recording; Priority; Opinions, Etc.

          (a) The Company shall, at its sole cost and expense, perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC that are necessary or advisable and shall do such other acts and execute such other documents as may be required under the Security Documents, from time to time, in order to grant, perfect and maintain in favor of the Trustee for the benefit of the Trustee and the Holders valid and perfected Liens on the Collateral having the priorities specified therein and to preserve and protect fully the rights of the Trustee and the Holders under this Indenture.

     The Company shall from time to time promptly pay and satisfy all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance. Without limiting the generality of the foregoing covenant, in the event at any time the Trustee shall determine that additional transfer or similar taxes are required to be paid to perfect or continue any Lien on any Collateral, the Company shall pay such taxes promptly upon demand by the Trustee.

          (b) The Company shall, with respect to (i) below, promptly after the Restatement Date, and with respect to (ii) below, following qualification of this Indenture under the TIA, furnish to the Trustee:

               (i) Opinion(s) of Counsel, subject to customary qualifications, either (a) to the effect that, in the opinion of such counsel, all instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed so as to make effective the Liens on the Collateral created by the Security Documents and reciting the details of such action, or (b) to the effect that, in the opinion of such counsel, no such action is necessary to make such Liens effective;

               (ii) on April 1 of each year beginning with April 1, 2000, an Opinion of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens on the Collateral created by the Security Documents and reciting with respect to such Liens the details of such action or referencing prior Opinions of Counsel in which such details are given, or (b) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

          (c) Notwithstanding any other provision of this Indenture, any Security Document or any other agreement or instrument, other than the Required Filings, neither the Company, its Subsidiaries nor any other
Person shall have any obligation to record, file, re-record or re-file (or cause any Person to take any such action) this Indenture, any Security Document or any other agreement, instrument, document or other writing of any kind in order to "make effective" or "maintain" (in each case for purposes of Section 314(b) of the TIA) any Lien in connection with this Indenture, and "the lien intended to be created" by this Indenture (for purposes of Section 314(b) of the TIA) is hereby deemed to be so limited. The term "Required Filings" means recordings, filings, re-recordings and re-filings of financing statements or other instruments in any jurisdiction designated in writing to the Trustee by Holders of at least a majority in aggregate principal amount of the outstanding Notes, and initially means filings of the financing statements described on Schedule 10.2 attached hereto.

     Section 10.3 Release of Collateral.

     The Trustee shall not release Collateral from the Lien of the Security Documents unless such release is in accordance with the provisions of this
Section 10.3 and of the Security Documents.  The Company and its
Subsidiaries shall have no obligation to comply with Section 314(d) of the TIA.

          (a) Satisfaction and Discharge; Defeasance. The Company and its Subsidiaries shall be entitled to obtain a full release of all of the Collateral from the Lien of this Indenture and the Security Documents upon compliance with all of the conditions precedent for satisfaction and discharge of this Indenture set forth in Section 9.1 or for defeasance pursuant to Section 9.2 or 9.3. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel, each to the effect that all of the conditions precedent have been complied with, the Trustee shall take all necessary action, at the request and expense of the Company, to release and reconvey to the Company and its Subsidiaries all of the Collateral, and shall deliver such Collateral in its possession to the Company and its Subsidiaries including, without limitation, the execution and delivery of releases or waivers whenever necessary.

          (b) Sales of Collateral Permitted by Section 4.22. The Company and its Subsidiaries shall be entitled to obtain a release of any Collateral that is sold pursuant to Section 4.22 upon compliance with the condition precedent that the Company shall have delivered to the Trustee the following:

               (i) Release Notice. A notice (a "Release Notice"), which shall: (A) refer to this Section 10.3; (B) attach all the documents referred to below; (C) specify the value of the Collateral on a date within 60 days of the Release Notice (the "Valuation Date"); (D) certify that the purchase price received is equal to the Fair Market Value of the Collateral as of the date of such release; (E) confirm the sale of, or an agreement to sell, the Collateral in a bona fide sale to a Person that is not an Affiliate of the Company; and (F) be accompanied by a counterpart of the instruments proposed to give effect to the release (a "Release") fully executed and acknowledged (if applicable) by all parties thereto other than the Trustee;

               (ii) Officers' Certificate And Opinion of Counsel. An Officers' Certificate and Opinion of Counsel, together stating that (A) such Asset Sale covers all the Collateral sold and, if applicable, complies with the terms and conditions of an Asset Sale pursuant to Section 4.22,
(B) all Asset Sale Proceeds from the sale of all the Collateral will be applied pursuant to Section 4.22, (C) there is no Default or Event of Default in effect or continuing on the date thereof, (D) the release of all of the Collateral will not result in a Default or Event of Default and (E) all conditions precedent to such release have been complied with; and

               (iii) Proceeds of Asset Sale. The Asset Sale Proceeds and other non-cash consideration received from the Asset Sale required to be delivered to the Trustee pursuant to Section 4.22 to be applied to repurchase Securities from Holders accepting the offer to purchase pursuant to Section 4.22.

     Upon compliance with the conditions set forth in (b) above, and the delivery by the Company of such other documents that the Trustee may reasonably require, the Trustee shall execute, acknowledge (if applicable) and deliver to the Company such Release within three Business Days after receipt by the Trustee of a Release Notice, as applicable, and the satisfaction of the applicable requirements of this Section 10.3.

     Section 10.4 Trust Indenture Act Requirements.

     The release of any Collateral from the Security Documents or the release, in whole or in part, of the Liens created by the Security Documents, will not be deemed to impair the Lien of the Security Documents in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the Security Documents and pursuant to the terms hereof. The Trustee and each of the Holders acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Liens created pursuant to the Security Documents in contravention of the terms of this Indenture.

     Section 10.5 Suits To Protect Collateral.

     Subject to the provisions of the Pledge Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Collateral or be prejudicial to the interests of the Holders or the Trustee).

     Section 10.6 Purchaser Protected.

     In no event shall any purchaser in good faith of any Collateral purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the Release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any Collateral permitted by this Article 10 to be sold be under obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

     Section 10.7 Powers Exercisable by Receiver or Trustee.

     In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 10 upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article 10.

     Section 10.8 Release upon Termination of the Company's Obligations.

     In the event that the Company delivers an Officers' Certificate certifying that the provisions of Sections 9.1, 9.2 or 9.3 have been complied with, the Trustee shall (i) execute and deliver such releases, termination statements and other instruments as the Company may reasonably request evidencing the termination of the Liens created by the Security Documents and (ii) be deemed not to hold any Liens on the Collateral for the benefit of the Holders.

                                ARTICLE 11

                            GUARANTEE OF NOTES

     Section 11.1 Guarantee.

          (a) Subject to the provisions of this Article 10, each Guarantor hereby jointly and severally and unconditionally guarantees to each Holder and to the Trustee, on behalf of the Holders, (i) the full and punctual payment of the principal of and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of the Guarantee, agrees that its obligations thereunder and hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

          (b) Each Guarantor, by execution of the Guarantee, waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Sections 9.1, 9.2, 9.3 and 11.4 hereof. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other Guarantor of the Obligations; or (f) any change in the ownership of such Guarantor, except as provided in Section 11.4. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by either the Company or any Guarantor to the Holder or Trustee, each Guarantor's Guarantee, to the extent therefor discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed by the Guarantee may be accelerated as provided in Article 6 hereof for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 hereof, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in this Article 11 and not discharged. Failure to make such demand shall not affect the validity or enforceability of the Guarantee upon any Guarantor.

          (c) A Guarantee shall not be valid or become obligatory for any purpose with respect to a Note unless the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

          (d) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorney's fees) incurred by the Trustee as any Holder in enforcing any rights under this Section 11.1.

     Section 11.2 Execution and Delivery of Guarantees.

          (a) To evidence the Guarantee set forth in this Article 11, each Guarantor hereby agrees that a notation of such Guarantee may be placed on each Note authenticated and made available for delivery by the Trustee and that this Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of an Officer of each Guarantor.

          (b) Each Guarantor hereby agrees that the Guarantee set forth in
Section 11.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          (c) If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

          (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

     Section 11.3 Limitation of Guarantee.

     The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     Section 11.4 Release of Guarantor.

          (a) No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph (b), the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee in respect of the Notes, this Indenture and such Guarantor's Guarantee, and
(ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

          (b) In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor to a third party or an Unrestricted Subsidiary in a transaction that does not violate any of the covenants in this Indenture (including, without limitation, Section 4.23), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interest of any Guarantor, or the designation of such Guarantor as an Unrestricted Subsidiary in accordance with this Indenture, then (i) in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Equity Interest of such Guarantor, or in the event of such designation, such Guarantor will be released from and relieved of any obligations under its Guarantee, or (ii) in the event of a sale or other disposition of all of the assets of such Guarantor, the Person acquiring such assets will not be required to assume the obligations of such Guarantor under its Guarantee.

     Section 11.5 Additional Guarantors.

          (a) The Company covenants and agrees that it will cause any Person which becomes obligated to guarantee the Notes, pursuant to the terms of this Indenture, including, without limitation Sections 4.14, 11.4 and Article 5 hereof, to promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall become a Guarantor under this Article 11 and shall Guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

          (b) Any Guarantor that is designated an Unrestricted Subsidiary in accordance with the terms of this Indenture shall be released from and relieved of its obligations under its Guarantee and any Unrestricted Subsidiary that ceases to be an Unrestricted Subsidiary will be required to execute a Guarantee in accordance with the terms of this Indenture.

                                ARTICLE 12

                               MISCELLANEOUS

     Section 12.1 Supplemental Indenture.

     This Amended and Restated Indenture is a supplemental indenture pursuant to Section 8.02 of the Existing Indenture. Upon execution and delivery of this Amended and Restated Indenture, the terms and conditions of this Amended and Restated Indenture shall be part of the terms and conditions of the Existing Indenture for any and all purposes, shall bind all consenting Holders, and shall bind all non-consenting Holders to the extent permitted by Section 8.02 of the Existing Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that in case of conflict the provisions of this Amended and Restated Indenture will control to the extent permitted by Section 8.02 of the Existing Indenture. To the extent permitted by applicable law and the Existing Indenture, only consenting Holders shall be entitled to the benefits of Article 10 hereof and the Security Documents.

     Section 12.2 Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     Section 12.3 Notices.

     Any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

     If to the Company or any Guarantor:

          HealthCor Holdings, Inc.
          8150 North Central Expressway
          Suite M-2000
          Dallas, Texas 75206
          Attention:  Chief Executive Officer
          Telecopier No.:  214-692-4666

          With a copy to:

          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
          1700 Pacific Avenue, Suite 4100
          Dallas, Texas 75201
          Attention:  J. Kenneth Menges, Jr., P.C.
          Telecopier No.:  214-969-4343

          If to the Trustee:

          Norwest Bank Minnesota, N.A.
          Corporate Trust Services
          Sixth & Marquette
          Minneapolis, MN  55479-0069
          Attention:  Corporate Trust Services
          Telecopier No.:  612-667-9825

     Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

     The Company, any Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given on the date so deposited in the mail, whether or not the addressee receives it.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

     Section 12.4 Communications by Holders with Other Holders.

     Pursuant to TIA 312(b), Holders may communicate with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and any other person shall have the protection of TIA 312(c).

     Section 12.5 Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 12.5) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied;

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.5) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied; and

          (3) where applicable, a certificate or opinion by an independent certified public accountant satisfactory to the Trustee that complies with TIA 314(c).

     Section 12.6 Statements Required in Certificate and Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, she or he has made such examination or investigation as is necessary to enable her or him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4) a statement as to whether or not, in the opinion of such person, such covenant or condition has been satisfied.

     Section 12.7 When Treasury Notes Disregarded.

     In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any action, waiver or consent, Notes owned by the Company, any Guarantor or any other obligor on the Notes or by any Affiliate of any of them shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor or any other obligor upon the Notes or any Affiliate of any of them.

     Section 12.8 Rules by Trustee and Agents.

     The Trustee may make reasonable rules in accordance with the Trustee's customary practice for action by or at meetings of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for their functions.

     Section 12.9 Governing Law.

     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

     Section 12.10 No Adverse Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

     Section 12.11 No Recourse Against Others.

     A director, officer, employee, stockholder or Affiliate, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.
Such waiver and release are part of the consideration for the issuance of the Securities.

     Section 12.12 Successors.

     All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors except as otherwise provided in Section 11.4. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind their successors.

     Section 12.13 Multiple Counterparts.

     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

     Section 12.14 Table of Contents, Headings, Etc.

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 12.15 Separability.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, all as of the date and year first written above.



                             HEALTHCOR HOLDINGS, INC.



                             By:__________________________________
                                Name:
                                Title:



                             NORWEST BANK MINNESOTA, N.A.,
                             as Trustee



                             By:__________________________________
                                Name:
                                Title:



                             HEALTHCOR INC.
                             PHYSICIANS HOME HEALTH NETWORK, INC.
                             HEALTHCOR OXYGEN AND MEDICAL EQUIPMENT, INC.
                             HEALTHCOR REHABILITATION SERVICES, INC.
                             HEALTHCOR PHARMACY, INC.
                             HC PERSONNEL RESOURCES, INC.
                             CARE NETWORK, INC.
                             PHHN, INC.
                             HEALTHCOR FOUNDATION, as Guarantors



                             By:__________________________________
                                Name:
                                Title:

                                 EXHIBIT A

                               FORM OF NOTE

                              (FACE OF NOTE)

     [Delete this paragraph in the case of a Certificated Note] THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS THEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(b) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.


                                                    CUSIP NUMBER___________

                         HEALTHCOR HOLDINGS, INC.

                           Senior Note Due 2004

     HEALTHCOR Holdings, Inc., a Delaware corporation (the "Company," which term includes any successor corporation), for value received promises to pay to __________________ or registered assigns the principal sum of ___________________ Dollars, on December 1, 2004.

     Interest Payment Dates:  June 1 and December 1, commencing June 1,
                              1998

     Record Dates:  May 15 and November 15

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                        [Intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:  [                 ], __________________.

                              HEALTHCOR HOLDINGS, INC.



                              By:  _________________________________
                                   Name:
                                   Title:


                              By:  _________________________________
                                   Name:
                                   Title:

Certificate of Authentication:
This is one of the Senior Notes
due 2004 referred to in the within-
mentioned Indenture

NORWEST BANK MINNESOTA, N.A.,
as Trustee



By:  ___________________________________
     Name:
     Title:

                              (REVERSE SIDE)
                         HEALTHCOR HOLDINGS, INC.
                           Senior Note Due 2004

1.   INTEREST.

     (a) HealthCor Holdings, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at a rate of 11% per annum from the date of original issuance until maturity. Interest is payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 1998, to Holders of record of the Notes at the close of business on the immediately preceding May 15 and November 15, respectively (whether or not a Business Day). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Notes will be issued in denominations of $1,000 and any integral multiple of $1,000. The Company shall pay interest on overdue principal at 12% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   METHOD OF PAYMENT.

     The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on each May 15 and November 15 immediately preceding an Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to defaulted interest. If this Note is a Global Note, payments in respect of this Note (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder hereof. If this Note is a Certificated Note, the Company will make all payments of principal, premium and interest by wire transfer of immediately available funds to the accounts specified by the Holder hereof or, if no such account is specified, by mailing a check to such Holder's registered address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.   PAYING AGENT AND REGISTRAR.

     Initially, Norwest Bank Minnesota, N.A., the Trustee under the Indenture, will act as Paying Agent.

4.   INDENTURE.

     The Company issued this Note under an Amended and Restated Indenture
dated as of [      ], 1999 (as such may be amended, supplemented or
otherwise modified from time to time, the "Indenture") among the Company, the Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note should refer to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them in the Indenture. The Notes will be limited to up to $80,000,000 in initial aggregate principal amount.

5.   COLLATERAL

     Payment of the principal of and interest on the Notes is secured by security interests in certain collateral.

6.   OPTIONAL REDEMPTION.

     The Notes will be redeemable at the option of the Company, in whole, but not in part, at the Redemption Price calculated in accordance with
Section 3.1 of the Indenture.

7.   OFFERS TO PURCHASE.

     The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. In the event of a Change of Control, the Indenture also requires the Company, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. In each case, Notes will be redeemed at 100% of the principal amount of the Notes, plus accrued and unpaid interest.

8.   NOTICE OF REDEMPTION.

     Notice of redemption will be mailed via first class mail at least 30 days but not more than 45 days prior to the Redemption Date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after the Redemption Date or the Sale Date, as the case may be, interest will cease to accrue on the Notes unless the Company shall fail to deposit the Redemption Price or the Sale Price, as the case may be, of such Notes with the paying agent.

9.   DENOMINATIONS, TRANSFER, EXCHANGE.

     The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

10.  PERSONS DEEMED OWNERS.

     The registered Holder of this Note may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY.

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or the Paying Agent for payment.

12.  AMENDMENT, SUPPLEMENT AND WAIVER.

     Subject to certain exceptions, the Indenture, the Notes and the Guarantees thereof may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Certain amendments specified in the Indenture shall not be effective against a Holder without the consent of such Holder (or a prior Holder). Without the consent of any Holder of a Note, the Company and/or one or more of the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or any Guarantee thereof to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that does not adversely affect the legal rights under the Indenture of any such Holder, to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Notes or to add additional guarantors with respect to the Notes.

13.  TRUSTEE DEALINGS WITH THE COMPANY.

     The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor or their Affiliates, and may otherwise deal with the Company, any Guarantor or their Affiliates, as if it were not the Trustee.

14.  NO RECOURSE AGAINST OTHERS.

     As more fully described in the Indenture, a director, officer, employee, partner, affiliate, beneficiary or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

15.  DEFEASANCE AND COVENANT DEFEASANCE.

     The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

16.  ABBREVIATIONS.

     Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.  CUSIP NUMBERS.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18.  GOVERNING LAW.

     THE INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

     THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

          HealthCor Holdings, Inc.
          8150 North Central Expressway
          Suite M-2000
          Dallas, Texas 75206
          Attention:  General Counsel

19.  AUTHENTICATION

     This Note shall not be valid until the Trustee or an authenticating agent manually signs the Certificate of Authentication on the other side of this Note.

20.  INDEMNIFICATION

     The Holder of this Note, by acceptance hereof, agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of this Note in violation of any provision of the Indenture and/or applicable U.S. Federal or state securities law.

                                ASSIGNMENT

     I or we assign and transfer this Note to:

          (Insert assignee's social security or tax I.D. number)









     (Print or type name, address and zip code of assignee)

     and irrevocably appoint:





          Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

          The Trustee or Registrar shall not be obligated to register this
Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.6 (Transfer and Exchange) of the Indenture shall have been satisfied.


Date:  _______________________



Your Signature:  _________________________________________________________
                (Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:  ____________________________________________________

                    OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.22 or Section 4.23 of the Indenture, check the appropriate box:

     /   /     Section 4.22

     /   /     Section 4.23

     If you want to have only part of the Note purchased by the Company pursuant to Section 4.22 or Section 4.23 of this Indenture, state the principal amount you elect to have purchased.



$______________________
 (multiple of $1,000)



Date: __________________



Your Signature:  ______________________________________________________
                (Sign exactly as your name appears on the face of this Note)



__________________________________________
Signature Guaranteed

           SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

     The following exchanges of a part of this Global Note have been made:

-------------- -------------- -------------- --------------  --------------
   Date of       Amount of      Amount of       Principal     Signature of
   Exchange     decrease in    increase in   Amount of this    authorized
                 Principal      Principal      Global Note     officer of
               Amount of this Amount of this following such    Trustee or
                Global Note    Global Note    decrease (or   Note Custodian
                                                increase)

              FORM OF NOTATION ON NOTE RELATING TO GUARANTEE

     Pursuant and subject to the terms of the Indenture, each Guarantor has jointly and severally and unconditionally guaranteed to each Holder and to the Trustee the full and punctual payment of the principal and accrued and unpaid interest, if any, on the Notes.

     Each Guarantor's liability shall be limited as set forth in Section
11.3 of the Indenture, and Guarantors may be released from the Guarantee as provided in Sections 9.1, 9.2, 9.3 and 11.4 of the Indenture.

     The provision of Article 11 of the Indenture are incorporated herein by reference. Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

               HEALTHCOR INC.
               PHYSICIANS HOME HEALTH NETWORK, INC.
               HEALTHCOR OXYGEN AND MEDICAL
                 EQUIPMENT, INC.
               HEALTHCOR REHABILITATION SERVICES, INC.
               HEALTHCOR PHARMACY, INC.
               HC PERSONNEL RESOURCES, INC.
               CARE NETWORK, INC., as Guarantors

               By:  __________________________________
                    Name:
                    Title: